Delta Natural Gas Company, Inc.
                               3617 Lexington Road
                           Winchester, Kentucky 40391


                 Notice To Common Shareholders Of Annual Meeting
                          To Be Held November 18, 2004




It is our pleasure to invite you to attend the Annual Meeting of Shareholders of Delta Natural Gas Company, Inc. that will be held at the principal office of the Company, 3617 Lexington Road, Winchester, Kentucky, on Thursday, November 18, 2004 at 10:00 a.m. for the purposes of:

(1)  Electing three Directors for three year terms expiring in 2007; and

(2)  Acting on such other business as may properly come before the meeting.

Holders of Common Stock of record at the close of business on October 4, 2004 will be entitled to vote at the meeting. If you plan to attend, please contact us as that will assist us in our planning. You can do this by calling Emily P. Bennett at 1-800-676-1933, extension 116, or by e-mail to ebennett@deltagas.com.



/s/Glenn R. Jennings

Glenn R. Jennings

President and Chief Executive Officer

Winchester, Kentucky
October 11, 2004

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To ensure proper representation at the meeting at a minimum of expense, it will be very helpful if you fill out, sign and return the enclosed proxy promptly.

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                             Proxy Statement

                     Delta Natural Gas Company, Inc.
                           3617 Lexington Road
                       Winchester, Kentucky 40391

                      Information Concerning Proxy



This solicitation of proxies is made by Delta Natural Gas Company, Inc. ("Delta" or "the Company"), upon the authority of Delta's Board of Directors and the costs associated with this solicitation will be borne by Delta. Management intends to use the mails to solicit all Shareholders and intends first to send this proxy statement and the accompanying form of proxy to Shareholders on or about October 11, 2004. Delta will provide copies of this proxy statement, the accompanying proxy and the Annual Report to brokers, dealers, banks and voting trustees and their nominees for mailing to beneficial owners and upon request therefor will reimburse such record holders for their reasonable expenses in forwarding solicitation materials. In addition to using the mails, proxies may be solicited by directors, officers and regular employees of Delta in person or by telephone, but without extra compensation. Computershare Investor Services, LLC, as part of its duties as registrar and transfer agent, mails Delta's proxy solicitation materials to shareholders. Fees for this service are included in the annual fee paid by Delta to Computershare for its services as registrar and transfer agent.

You may revoke your proxy at any time before it is exercised by giving notice to Mr. John F. Hall, Vice President - Finance, Secretary and Treasurer of Delta.


                              Election of Directors


Deltas Board of Directors is classified into three classes, with terms expiring in either 2004, 2005 or 2006. The terms of three Directors, Donald R. Crowe, Lanny D. Greer and Billy Joe Hall, are scheduled to end in 2004. Donald R. Crowe, Lanny D. Greer and Billy Joe Hall are nominated to continue as Directors for a new three-year term ending 2007.

If the enclosed proxy is duly executed and received in time for the meeting, and if no contrary specification is made as provided therein, the shares represented by this proxy will be voted for Donald R. Crowe, Lanny D. Greer and Billy Joe Hall as Directors of Delta. If one of them should refuse or be unable to serve, the proxy will be voted for such person as shall be designated by the Board of Directors to replace them as a Nominee. Management presently has no knowledge that any of the Nominees will refuse or be unable to serve.

The names of Directors and Nominees and certain information about them are set forth below. Deltas Board has determined that, except for Mr. Jennings, all Directors are "independent", as defined in Rule 4200 of the listing standards for the NASDAQ National Market.

                               Additional Business
Name, Age and Position          Experience During            Period of Service
      Held With Delta               Last Five Years              As Director

Donald R. Crowe (1) - 70       Retired Senior Analyst        1966 to present
Director                       Department of Insurance
                               Commonwealth of Kentucky
                               Lexington, Kentucky

Jane H. Green (3) - 74         Retired Vice President -      1976 to present
Director                       Human Resources and
                               Secretary
                               Delta and Delta's
                               subsidiaries

Lanny D. Greer (1) -53         Chairman of the Board         2000 to present
Director                       and President
                               First National Financial
                               Corporation and First
                               National Bank
                               (commercial banking)
                               Manchester, Kentucky

Billy Joe Hall (1) - 67        Investment Broker             1978 to present
Director                       LPL Financial Services
                               (general brokerage
                               services)
                               Mount Sterling, Kentucky

Glenn R. Jennings (2) - 55     President and Chief           1984 to present
Vice Chairman of the           Executive Officer and
Board, President and           Director of Delta's
Chief Executive Officer        subsidiaries

Michael J. Kistner (3) - 61    Consultant                    2002 to present
Director                       MJK Consulting
                               (financial consulting)
                               Pewee Valley, Kentucky

         Held With Delta                Last Five Years         As Director


   Lewis N. Melton  (2) - 64        Professional Engineer       1999 to present
   Director                         Secretary
                                    Vaughn & Melton, Inc.
                                    Middlesboro, Kentucky
                                    (consulting engineering)
`
   Harrison D. Peet (3) - 84        Chairman of the Board of    1950 to present
   Chairman of the Board            Delta's subsidiaries

   Arthur E. Walker, Jr. (2) - 59   President                   1981 to present
   Director                         The Walker Company
                                    (general and highway
                                    construction)
                                    Mount Sterling, Kentucky

   Michael R. Whitley (3) - 61      Retired Vice-Chairman,      2000 to present
   Director                         President and Chief
                                    Operating Officer
                                    LG&E Energy Corp.
                                    (diversified utility)
                                    Louisville, Kentucky;
                                    Chairman of the Board,
                                    President and Chief
                                    Executive Officer
                                    KU Energy and Kentucky
                                    Utilities
                                    (electric utility)
                                     Lexington, Kentucky

(1)  Term expires November 18, 2004.

(2)  Term expires on date of Annual Meeting of Shareholders in 2005.

(3)  Term expires on date of Annual Meeting of Shareholders in 2006.

                                     Committees and Board Meetings

Audit Committee

Delta has a separately designated standing Audit Committee established in accordance with Section 3(a)(5)(A) of the Securities Exchange Act of 1934. The Audit Committee is comprised of Messrs. Greer, Hall (Chairman), Kistner and Whitley. The Committee met four times during fiscal 2004. Delta's Board of Directors has adopted a written audit charter for the Audit Committee. Under the terms of the audit charter, the Committee is directly responsible for the appointment, compensation and oversight of the work of Delta's independent auditors. The audit charter also empowers the Committee to review audit results and financial statements, review the system of internal control and make reports and recommendations to the Board. The Committee is in compliance with its written charter.

The Audit Committee is composed entirely of Directors who are (a) able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement, and (2) "independent" as defined by applicable listing standards of the National Association of Securities Dealers National Market System. Delta's Board of Directors has determined that Michael J. Kistner is the "audit committee financial expert", as defined by Securities and Exchange Commission regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002. Mr. Kistner is "independent", as that term is used in Item 7(d)(3)(iv) of Schedule 14a under the Securities Exchange Act of 1934.

Nominating and Compensation Committee

Delta has a standing Nominating and Compensation Committee comprised of Mrs. Green and Messrs. Crowe (Chairman), Melton and Walker. The Committee, which met four times during fiscal 2004, operates under a charter that empowers the Committee to make recommendations to the Board as to the compensation of the Board and Officers and any other personnel matters. See "Board Nominating and Compensation Committee Report on Executive Compensation" and "Compensation Committee Interlocks and Insider Participation".

Under the terms of its charter, the Committee also is charged with the responsibility to identify and recommend to the Board individuals who would make suitable Directors. In identifying and recommending candidates for the Board, the Committee is obliged to give due consideration to the intelligence, integrity, education and business experience of potential board candidates and the amount of time such candidate can reasonably be expected to devote to Board responsibilities. The Committee's recommendations are to be consistent with maintaining a high quality, diverse and actively engaged Board of Directors. The Committee is to identify candidates through its own business and personal contacts and through recommendations by Board members, officers and employees. The Committee charter authorizes the Committee to engage professional search firms to identify Board candidates. No such firm was employed during 2004.

The Committee will consider  shareholder  recommendations  for Board membership.
Such recommendations must be made in writing, addressed to Delta at its principal office. To be considered at Delta's annual meeting, the proposal must be received not less than 120 calendar days before the date that Delta's proxy statement was released to shareholders in connection with the previous year's annual meeting.

A current copy of the Committee's charter is attached as Appendix B to this proxy statement and is available on our website at www.deltagas.com. All members of the Committee are independent, as independence for nominating committee members is defined in the listing standards of the National Association of Securities Dealers National Market System.

Executive Committee

Delta has a standing Executive Committee comprised of Messrs. Jennings, Peet (Chairman) and Walker. The Committee, which met one time during fiscal 2004, is empowered to act for and on behalf of the Board of Directors, during the interval between the meetings of the Board of Directors, in the management and direction of the business of the Company.

Meeting and Board Compensation

During fiscal 2004, Delta's Board of Directors held four meetings. All Directors attended 75% or more of the aggregate number of meetings of the Board of Directors and applicable committee meetings. Delta's stated policy encourages members of the Board of Directors to attend Delta's annual meeting of Shareholders. All of Delta's Directors attended Delta's 2003 Annual Meeting of Shareholders.

Each Non-Officer Director (except for the Chairman) receives a monthly Directors' fee of $900, an additional retainer of $300 per month for service on the Nominating and Compensation Committee and the Executive Committee, an additional retainer of $400 per month for service on the Audit Committee and an additional further retainer of $300 per month for service as the Chairman of each Board committee. Delta's financial expert on the Audit Committee also is compensated an additional $300 per month. Mr. Peet, as Chairman of the Board of Directors, is paid a monthly fee of $4,700. Mr. Jennings, as Vice-Chairman of the Board of Directors, is paid a monthly fee of $1,500.




                          Officers of Delta
                                                                  Date Began
                                                                    In This
Name                      Position(1)                Age           Position(2)

John B. Brown             Controller                 37           3/1/99


Johnny L. Caudill         Vice President -           55           3/1/95
                          Administration and
                          Customer Service

John F. Hall              Vice President -           61           3/1/95
                          Finance, Secretary
                          and Treasurer

Alan L. Heath             Vice President -           57           5/21/84
                          Operations and
                          Engineering

Glenn R. Jennings         President and              55           11/17/88
                          Chief Executive Officer


(1) Each Officer is normally elected to serve a one year term. Each Officer's current term is scheduled to end on November 18, 2004, the date of the Board of Directors' meeting following the Annual Shareholders' Meeting, except Mr. Jennings has an employment contract in his present capacity through November 30, 2008 (see "Employment Agreement and Change in Control Agreements").

(2) All current Officers have functioned as Officers of Delta for at least five years.

                                     Audit Committee Report

The Audit Committee is made up of directors who are independent, as defined in the applicable National Association of Securities Dealers listing standards. Consistent with the terms of its audit charter, the Committee meets periodically with Delta's independent auditors and its internal auditor (with and without management present) to discuss the auditors' findings and other financial and accounting matters.

The firm of Deloitte & Touche served as the Company's independent auditors for the fiscal year ended June 30, 2003 and June 30, 2004. Representatives of Deloitte & Touche will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

All of the services provided under Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees were approved by the Audit Committee. The Committee has reviewed and discussed with management the audited financial statements for 2004, and the Committee recommended to the Board of Directors that the financial statements for 2004 be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission. The Committee met with Deloitte & Touche and discussed Deloitte & Touche's independence, the results of its audit and other matters required to be discussed by applicable accounting standards (including SAS 61). The Committee has considered and evaluated the provision of non-audit services by Deloitte & Touche and has determined that the provision of such services was not incompatible with maintaining Deloitte & Touche's independence.

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended June 30, 2004 and June 30, 2003 by the independent auditors:

                                                       June 30,
                                               2004               2003

      Audit Fees  (1)                       $  132,700           $  181,500
      Audit-Related Fees  (2)                   11,900               11,500
      Tax Fees (3)                               6,500                1,800
      All Other Fees                                --                   --

      Total Fees                            $  151,100            $ 194,800


(1) Includes fees for auditing and reporting on the Company's annual financial statements for the fiscal years ended 2004 and 2003, prepared for submission to the SEC on Form 10-K and for reviews of the Company's interim financial information for each of the quarters in the years ending June 30, 2004 and 2003, prepared for submission to the SEC on From 10-Q. Also includes fees for professional services rendered in fiscal 2004 and 2003 in connection with Securities and Exchange Commission registration statements, issuance of auditor's consents, Sarbanes-Oxley compliance audit preparation and technical consultation for deferred income tax accounting, SFAS 143 and a pension plan amendment.

(2) Includes fees for professional services rendered in fiscal 2004 and 2003 in connection with audits of employee benefit plans.

(3) Includes fees for professional services rendered in fiscal 2004 and 2003 in connection with tax return review and technical consultation.

The appointment of auditors is a matter for determination by the Audit Committee for which no shareholder approval or ratification is necessary. The Committee has selected Deloitte & Touche to audit the consolidated financial statements of the Company for fiscal year 2005. During fiscal 2005, Deloitte & Touche will provide Delta certain legally permissible, non-audit services. Deloitte & Touche has provided the Audit Committee with written assurance of its independence (as required by Independence Standards Board Standard No. 1).

The amended Audit Committee Charter, attached as Appendix A, governs the provision of audit and non-audit services by the Company's independent auditor. The Committee will consider annually and, if appropriate, approve the provision of audit services (including audit review and attest services) by its independent auditor, and consider, and, if appropriate, pre-approve the provision of certain defined permitted non-audit services within a specified dollar limit. It will also consider on a case-by-case basis and, if appropriate, approve specific engagements that do not fit within the definition of pre-approved services or established fee limits. Any proposed engagement that does not fit within the definition of a pre-approved service or is not within the fee limits must be presented to the Committee for consideration (a) at its next regular meeting, (b) at a special meeting called to consider the proposed engagement, or (c) pursuant to a consent action of the Committee in time-sensitive cases. The Committee will regularly review summary reports detailing all services (and related fees and expense) being provided to the Company by the independent auditor.


                                       Billy Joe Hall, Committee Chairman
                                       Lanny D. Greer
                                       Michael J. Kistner
                                       Michael R. Whitley

                      Board Nominating and Compensation Committee
                         Report on Executive Compensation

The Nominating and Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board with respect to Delta's executive compensation. See "Committees and Board Meetings" and "Compensation Committee Interlocks and Insider Participation". All decisions by the Committee relating to the compensation of Delta's executive officers, including the Chief Executive Officer, are reviewed and given final approval by the full Board of Directors. During 2004, no decisions of the Committee were modified in any material way or rejected by the full Board.

The goal of the Committee in establishing the compensation for the Company's executive officers is to provide fair and appropriate levels of compensation that will ensure the Company's ability to attract and retain a competent and energetic management team.

Salaries for Delta's officers, including all executive officers and the Chief Executive Officer, are determined in a manner similar to that for all employees. Delta's compensation system was established with the assistance of compensation consultants. Salary ranges are developed for all positions in the Company through the use of external comparisons with other companies and are periodically adjusted. The salary ranges have a minimum and maximum compensation level. Salary increases for executive officers are recommended by the Committee, considering factors which include the overall raises budgeted for the Company, individual performance of the executive officers and their position in their individual pay ranges. There is no specific, quantified relationship between corporate performance and individual compensation.

There is no formal bonus plan for executive officers or the Chief Executive Officer. Bonuses have been paid in the past from time to time, at the discretion of the Board of Directors, based on the Company's overall performance and the contributions and performances of the individual officers and other employees. There has been no specific, quantified relationship between corporate performance and individual bonuses.

A summary of the compensation awarded to John B. Brown, Controller, Johnny L. Caudill, Vice President - Administration and Customer Service, John F. Hall, Vice President - Finance, Secretary and Treasurer, Alan L. Heath, Vice President
- Operations and Engineering and Glenn R. Jennings, President and Chief Executive Officer of the Company, is set forth in the "Summary Compensation Table". The components of Mr. Brown's, Mr. Caudill's, Mr. Hall's, Mr. Heath's and Mr. Jennings' 2004 salary packages are generally consistent with prior years.

                                    Donald R. Crowe,  Committee Chairman
                                    Jane H. Green
                                    Lewis N. Melton
                                    Arthur E. Walker, Jr.


Compensation Committee Interlocks and Insider Participation

During fiscal year 2004, Jane H. Green served as a member of our Board Nominating and Compensation Committee. Mrs. Green was formerly an officer of Delta and its subsidiaries, serving as Vice President - Human Resources and Secretary until her retirement in 1995.


Summary Compensation Table

The following table sets forth information for the last three fiscal years concerning the compensation of the Company's Chief Executive Officer and the other four (4) Executive Officers whose total annual salary and bonus exceeded $100,000.

                                          Annual
       Name and                        Compensation              All Other
Principal Position        Year      Salary      Bonus         Compensation (1)


Glenn R. Jennings         2004     $ 236,531      $     --     $ 24,000
President and             2003       200,463        75,720       24,000
Chief Executive           2002       188,014        30,372       24,000
Officer

John B. Brown             2004     $ 106,050    $       --           --
Controller                2003        82,720        17,360           --
                          2002        75,510          6,400          --

Johnny L. Caudill         2004     $ 128,155       $    --           --
Vice President -          2003       109,859         19,880          --
Administration and        2002       103,664          8,496          --
Customer Service

John F. Hall              2004     $ 131,230       $    --           --
Vice President -          2003       109,347         20,240          --
Finance, Secretary        2002       103,133          8,456          --
and Treasurer

Alan L. Heath             2004     $ 142,358     $       --          --
Vice President -          2003       124,113         29,560          --
Operations and            2002       115,857          9,600          --
Engineering

(1) During each of the last three fiscal years, Delta forgave a portion of the principal amount of a loan made by Delta to Mr. Jennings (see "Certain Relationships and Related Transactions" for a discussion of this loan).


                      Comparison of Five Year Cumulative Total Return
                    Among the Company, Dow Jones Utilities Average and
                          Natural Gas Distribution Industry Index


The following graph sets forth a comparison of five year cumulative total return among the common shares of Delta, the Dow Jones Utilities Average and the Stifel, Nicolaus & Company, Incorporated Natural Gas Distribution Industry Index ("Industry Index") for the fiscal years indicated. Information reflected on the graph assumes an investment of $100 on June 30, 1999 in each of the common shares of Delta, the Dow Jones Utilities Average and the Industry Index. Cumulative total return assumes reinvestment of dividends. The Industry Index consists of six natural gas distribution companies chosen by Stifel, Nicolaus & Company, Incorporated. Delta is one of the companies included in the Industry Index.















                               1999    2000     2001      2002    2003    2004

Delta                         100.0    98.7     134.8    158.0    180.4   199.7

Dow Jones  Utilities Average  100.0    101.2    122.1     96.8    92.6    106.9

Industry Index                100.0    89.6     107.5    112.9    116.9   129.4

                        Estimated Annual Benefits Upon Retirement


Delta has a trusteed, non-contributory, defined benefit retirement plan. The following table illustrates the approximate pension benefits payable under the terms of the plan to employees retiring in 2004 at the normal retirement age of 65 assuming five years' average annual compensation and years of service as indicated:


Average Annual                        Estimated Annual Benefits For
Compensation                             Years of Service Indicated
(Five Year
Average)               15          20            25          30          35

$100,000           $ 30,000    $ 40,000     $  51,000   $  61,000   $  71,000
  125,000            39,000      52,000        65,000      78,000      91,000
  150,000            47,000      63,000        79,000      94,000     110,000
  175,000            55,000      74,000        92,000     111,000     130,000
  200,000            63,000      85,000       106,000     128,000     149,000
  225,000            63,000      85,000       106,000     128,000     149,000
  250,000            63,000      85,000       106,000     128,000     149,000

The plan is available to all employees as they become eligible. The basic retirement benefit is payable for 120 months certain and life thereafter, based upon a formula of 1.6% of the highest five years average monthly salary for each year of service on or after November 1, 2002 plus the frozen accrued benefit as of October 31, 2002. The frozen accrued benefit is based upon a formula of 1.8% of the highest five years average monthly salary for each year of service plus ..55% of the highest five years average monthly salary in excess of covered compensation for each year of service, not to exceed 35 years. The average monthly salary and years of service used in calculating the frozen accrued benefit is determined as of October 31, 2002. The compensation used to determine the average monthly salary under the plan includes only base salary of employees (see "Salary" in the "Summary Compensation Table") and is limited to a maximum of $200,000. The amounts listed in the above table are not subject to any deduction for Social Security benefits received.

Upon termination of employment, single sum distributions are available up to $5,000. In the event of death, disability, Normal Retirement Age or Early Retirement Age, single sums are available regardless of the amount for benefits accrued prior to December 1, 2002. The $5,000 restriction applies to all accruals after December 1, 2002.

Mr. Brown, Mr. Caudill, Mr. Hall, Mr. Heath and Mr. Jennings have nine years, thirty-two years, twenty-five years, twenty years, and twenty-five years, respectively, of credited service in the plan.

                                      Employment Agreement and
                                    Change in Control Agreements

Delta has an agreement with Mr. Jennings that provides for Mr. Jennings' employment in his present capacity through November 30, 2008, and such agreement automatically extends one additional year on each November 30, unless either Delta or Mr. Jennings delivers to the other notice that such automatic extension shall not occur. This agreement provides for the termination of Mr. Jennings' employment in the event of his death or disability or for cause. In addition, Mr. Jennings may terminate his employment following a change in control if he determines in good faith that, due to the change in control, either his continued employment is not in Delta's best interests or he is unable to carry out his duties effectively. A change in control is defined generally to include:
(i) the acquisition of 20% of Delta's voting stock by any entity, group or person; (ii) a change in the majority of Delta's Board of Directors; or (iii) certain organic changes involving Delta (e.g., reorganizations, mergers, share exchanges, consolidations, liquidations, sale of substantially all of Delta's assets, or similar transactions) that result in significant shifts in the ownership or control of Delta.

If Delta terminates Mr. Jennings' employment in violation of the agreement, Delta is required to continue to pay Mr. Jennings as severance pay his salary for the number of years remaining under the agreement, but in no event less than three years. If Mr. Jennings terminates his employment in good faith following a change in control, as described in the preceding paragraph, he is entitled to payment of the same total amount of severance pay described in the immediately preceding sentence, but in a lump sum payment, payable upon his termination. Mr. Jennings' current yearly salary is $244,000.

If Delta terminates Mr. Jennings in violation of the agreement, or if Mr. Jennings terminates his employment in good faith following a change in control, then, in addition to his severance pay, Mr. Jennings, for the years remaining under the agreement, but in no event less than three years, will continue to participate in all employee benefits and programs for which he otherwise would have been eligible and may at his option elect to receive title to the automobile then being provided to him by Delta, and Delta will forgive any remaining balance on the loan made to him (see "Certain Relationships and Related Transactions" for a description of this loan) and will pay Mr. Jennings an amount equal to any state or federal excise taxes he is required to pay as a result of payments made to him under the agreement.

Delta also has agreed to indemnify Mr. Jennings for actions taken by him in good faith while performing services for Delta and has agreed to provide liability insurance for lawsuits and to pay legal expenses arising from any such proceedings.

On March 1, 2000, Delta entered into agreements with Mr. Brown, Mr. Caudill, Mr. Hall and Mr. Heath. The terms of the agreements become operative with a change in control while Mr. Brown, Mr. Caudill, Mr. Hall and Mr. Heath, and are corporate officers of Delta. For the purpose of the agreements, a change in control is defined generally to include: (i) the acquisition of 20% of Delta's voting stock by any entity, group or person; (ii) a change in the majority of Delta's Board of Directors; or (iii) certain organic changes involving Delta (e.g., reorganizations, mergers, share exchanges, consolidations, liquidations, sale of substantially all of Delta's assets, or similar transactions) that result in significant shifts in the ownership or control of Delta.

The agreements provide that Mr. Brown, Mr. Caudill, Mr. Hall and Mr. Heath may continue in the employment of Delta in their customary positions for a period of three years immediately following a change in control. During this time they would receive compensation consisting of (i) a base salary which would be not less than the annual rate in effect on the day before the change in control, with such increase as may thereafter be awarded in accordance with Delta's regular compensation practices; and (ii) incentive and bonus awards not less than the annualized amount of any such awards paid to them for the twelve months ending on the date of a change in control. In addition, their agreements provide for the continuance, at not less than the levels immediately before the change in control, of their employee benefit plans and practices.

Under the agreements, if Mr. Brown, Mr. Caudill, Mr. Hall and Mr. Heath are terminated by Delta without cause during the three year period immediately following a change in control, their compensation and benefits and service credits under the employee benefit plans will be continued for the remainder of the period, but in no event for less than two years following termination of employment. The current yearly salaries of Mr. Brown, Mr. Caudill, Mr. Hall and Mr. Heath are $117,000, $136,000, $140,000 and $153,000, respectively. If so terminated without cause, Mr. Brown, Mr. Caudill, Mr. Hall and Mr. Heath may elect to receive their total base salary due as a lump sum payment and, in lieu of Delta's normal obligation to furnish them an automobile, may elect to receive title to the automobile then currently being furnished to them. Delta also agrees to pay Mr. Brown, Mr. Caudill, Mr. Hall and Mr. Heath an amount equal to any state or federal excise taxes they are required to pay as a result of payments made to them under the agreement. If Mr. Brown, Mr. Caudill, Mr. Hall and Mr. Heath determine that in good faith they cannot continue to fulfill their responsibilities as a result of a change in control, then that is to be considered termination without cause.

Delta has agreed to indemnify Mr. Brown, Mr. Caudill, Mr. Hall and Mr. Heath for actions taken by them in good faith while performing services for Delta and has agreed to provide liability insurance for lawsuits and to pay legal expenses arising from any such proceedings.

                     Security Ownership Of Certain
                 Beneficial Owners and Management (1)

                                   Amount and Nature
                                        Of Beneficial               Percent Of
Name Of Owner                         Ownership(2)(3)                 Stock

John B. Brown (4)                         865                           *

Johnny L. Caudill (4)                    3,961                          *

Donald R. Crowe (5) (6)                 17,800                          *
                               (10,200 shares jointly owned)

Jane H.  Green   (5)(7)                11,588
                              (1,022 shares jointly owned)              *

Lanny D. Greer (5)                      2,400                           *

Billy Joe Hall (5)                      6,136                           *

John F. Hall (4)                        1,039                           *

Alan L. Heath (4)                       4,522                           *

Glenn R. Jennings (4) (5)               9,086                           *

Michael J. Kistner (5)                    100                           *

Lewis N. Melton (5)                    13,679                           *

Harrison D. Peet (5) (8)               16,856                           *
                              (14,600 shares jointly owned)

Arthur E. Walker, Jr. (5)              13,038                           *

Michael R. Whitley    (5)              14,100                           *


All Directors and Officers            115,170                           3.6%
as a Group (14 persons)        (25,822 shares jointly owned)

* Less than 1%.


(1)  The only class of stock issued and outstanding is Common Stock.

(2) The persons listed, unless otherwise indicated in this column, are the sole beneficial owners of the reported securities and accordingly exercise both sole voting and sole investment power over the securities.

(3) The figures, which are as of August 1, 2004, are based on information supplied to Delta by its Officers and Directors.

(4)  Officer.

(5)  Director.

(6)  The listed  shares  include 6,000 shares held by Mr.  Crowe's  wife,  3,600
     shares  held   jointly   with  his  wife,   and  600  shares  held  by  his
     grandchildren.

(7) The listed shares include 1,022 shares held jointly with Mrs. Green's daughter.

(8) The listed shares include 14,600 shares registered in the name of Mr. Peet's wife.


                      Certain Relationships and Related Transactions

Delta has an agreement with Glenn R. Jennings, President and Chief Executive Officer and a Director of Delta, under the terms of which Mr. Jennings received a secured loan of $160,000. The agreement provides that interest is to be paid by Mr. Jennings at the annual rate of 6%, payable monthly, with Delta forgiving $2,000 of the principal amount for each month of service Mr. Jennings completes. The outstanding balance on this loan was $106,000 as of August 31, 2004. The maximum amount outstanding during fiscal 2004 was $134,000.


                       Shareholders' Communications with Board

The Board of Directors provides a process for shareholders to send communications to the Board of Directors or any member of the Board. The Board policy encourages a shareholder to communicate in any manner convenient to the shareholder. As one such method of communication, the Board adopted a policy whereby any shareholder may communicate with the Board or any member of the Board by a written communication sent to Delta's principal corporate offices. Delta's Corporate Secretary is required to forward such written communication to the Chairman of Delta's Board of Directors or to the particular Director, as indicated by the shareholder.

                              Submission of Shareholders' Proposals

The Bylaws of Delta do not contain any requirement for shareholders to provide advance notice of proposals or nominations they intend to present at the annual meeting of shareholders.

Any proposal by a shareholder to be submitted for possible inclusion in Delta's proxy soliciting materials for its 2005 annual meeting of shareholders must be received by Delta no later than June 15, 2005.


                                 Discretionary Voting Authority

Management is not aware of any other matters to be presented at the meeting of Shareholders to be held on November 18, 2004. However, if any other matters come before the meeting, it is intended that the Holders of proxies solicited hereby will vote such shares in their discretion.

Rule 14a-4 of the SEC's proxy rules allows Management to use discretionary authority to vote on a matter coming before an annual meeting of shareholders and not included in Management's proxy statement. This discretionary voting authority is limited to matters about which management does not have notice at least 45 days before the date on which management's prior year's proxy materials were first mailed to shareholders in connection with the prior year's annual meeting. In addition Management may also use discretionary voting authority if it received timely notice of such matters (as described in the preceding sentence) and if, in the proxy statement, it describes the nature of such matter and how Management intends to exercise its discretion to vote on the matter. Accordingly, for Delta's 2005 Annual Meeting of Shareholders, any such notice must be submitted to the Corporate Secretary of Delta on or before August 29, 2005.

This requirement is separate from the SEC's requirements that a shareholder must meet in order to have a shareholder proposal included in Delta's Proxy Statement, as described above in the section entitled "Submission of Shareholders' Proposals".

                                 Financial Statements

Delta's 2004 Annual Report to Shareholders containing financial statements will precede or accompany the mailing of this proxy to Common Shareholders.


                   Section 16(a) Beneficial Ownership Reporting Compliance

In accordance with Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission regulations, persons who own greater than 10 percent of the Company's equity securities, the Company's directors and officers are required to file reports of ownership and changes in ownership of such equity securities with the Securities and Exchange Commission and to furnish the Company with copies of all such reports they file.

Based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company believes that during fiscal 2004 all filing requirements applicable to their respective directors and officers, and 10 percent shareholders, were satisfied.


                                       Other Matters

As of the close of business on October 4, 2004, the record date fixed for determination of voting rights, Delta had outstanding 3,212,125 shares of Common Stock, each share having one vote. A majority of the shares entitled to be cast on a matter constitutes a quorum for action on that matter. Once a share is represented for any purpose at the meeting, it will be deemed present for quorum purposes for the remainder of the meeting and any adjournment of the meeting (unless a new record date is set). If a quorum exists, action on a matter (other than the election of Directors) will be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a higher vote is required by law.

Delta directors are elected by a plurality of votes cast at a meeting at which a quorum is present. Under plurality voting, the nominees with the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election.

Shares represented by a limited proxy, such as where a broker may not vote on a particular matter without instructions from the beneficial owner and no instructions have been received (i.e., "broker non-vote"), will be counted to determine the presence of a quorum but will not be deemed present for other purposes and will not be the equivalent of a "no" vote on a proposition. Shares represented by a proxy with instructions to abstain on a matter will be counted in determining whether a quorum is in attendance. An abstention is not the equivalent of a "no" vote on a proposition.

Under Kentucky law, there are no appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Shareholders' meeting.

Any stockholder may obtain without charge a copy of Delta's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission for the year ended June 30, 2004, by submitting a request in writing to: John F. Hall, Vice President - Finance, Secretary and Treasurer, Delta Natural Gas Company, Inc., 3617 Lexington Road, Winchester, KY 40391.

The above Notice and Proxy Statement are sent by order of the Board of Directors.

/s/John F. Hall

John F. Hall

Vice President - Finance,
Secretary and Treasurer

October 11, 2004

FORM OF PROXY


                   DELTA NATURAL GAS COMPANY, INC.
                       Holders of Common Stock
                        Appointment of Proxy

               For the Annual Meeting of Shareholders
             To Be Held November 18, 2004 at 10:00 a.m.
              at the Principal Office of the Company at
              3617 Lexington Road, Winchester, Kentucky


The undersigned hereby appoints Harrison D. Peet and Glenn R. Jennings, and either of them with power of substitution, as proxies to vote the shares of Common Stock of the undersigned in Delta Natural Gas Company, Inc. at the Annual Meeting of its Shareholders to be held November 18, 2004 and at any adjournments thereof, upon all matters that may properly come before the meeting, including the matters identified (and in the manner indicated) on the reverse side of this proxy and described in the proxy statement furnished herewith.


 This proxy is solicited on behalf of the Board of Directors, which recommends votes FOR all items. It will be voted as specified. If not specified, the shares represented by this proxy will be voted FOR all items.

 Please sign and date this proxy on the reverse side, and return it promptly in the enclosed envelope.

Indicate your vote by an (X) in the appropriate boxes:

ITEM:

1.       Election of Directors
         Nominees for three year term expiring 2007:

             Donald R. Crowe
             Lanny D. Greer
             Billy Joe Hall



                   ------                    --------
                   FOR                                WITHHELD




                                                  -------------------------


                                                  NUMBER OF SHARES




                                       SIGN EXACTLY AS NAME(S) APPEARS HEREON:

                                       X______________________________________

                                       X______________________________________

         If joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

                             Date ____________________________, 2004

A9

                                                                     APPENDIX A

                       DELTA NATURAL GAS COMPANY, INC.
                           AUDIT COMMITTEE CHARTER
                     APPROVED BY THE BOARD OF DIRECTORS
                              FEBRUARY 19, 2004


ORGANIZATION

A. The Audit Committee is composed of not less than three members of the Board of Directors and shall meet the qualification requirements set forth in 1.B.

B. The Audit Committee shall be comprised solely of independent Directors. To be independent, a Director shall not be an officer or employee of the Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. The following persons shall not be considered independent:

     1. A Director who, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee of the Company, accepts directly or indirectly, any consulting, advisory, or other compensatory fee from the Company or any subsidiary of the Company. Unless the rules of any national securities exchange or national securities association on which the Company's shares are traded provide otherwise, "compensatory fees" as used in the immediately preceding sentence, do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for a prior service with the Company (provided that such compensation is not contingent in any way on continued service).

     2. An affiliated person of the Company or any of its subsidiaries, as the term "affiliated person" is defined under the Securities Exchange Act of 1934 or Rules enacted thereunder.

     3. A Director who is, or at any time during the past three years was, employed by the Company or any parent or subsidiary of the Company.

     4. A Director who accepted or who has a Family Member who accepted any payments from the Company or any parent or subsidiary of the Company in excess of $60,000 during the current or any of the past three fiscal years, other than the following:

          a.   Compensation for Board or Board committee service;

          b.   Payments   arising  solely  from  investments  in  the  Company's
               securities;

          c. Compensation paid to a Family Member who is a non-executive employee of the Company or a parent or subsidiary of the Company;

          d.   Benefits   under   a    tax-qualified    retirement    plan,   or
               non-discretionary compensation; or

          e. Loans permitted under Section 13(k) of the Securities Exchange Act of 1934.

     5. A Director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company as an executive officer.

     6. A Director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

          a.   Payments   arising  solely  from  investments  in  the  Company's
               securities; or

          b. Payments under non-discretionary charitable contribution matching programs.

     7. A Director of the Company who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during any of the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; or

     8. A Director who is, or has a Family Member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years.

C. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

D. All members of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. Additionally, at least one member of the Audit Committee shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     One may acquire such preceding attributes through (i) education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions, (ii) experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions, (iii) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements, or (iv) other relevant experience.

E. The members of the Audit Committee, and a Chairman of the Committee, shall be approved by the Board of Directors and shall serve until their successors shall be duly elected and qualified. If a Chairman of the Audit Committee is not selected by the Board, the members of the Audit Committee shall designate a Chairman. The Chairman of the Audit Committee may convene a meeting of the Audit Committee at his/her option and discretion, in addition to regularly scheduled meetings.

F. The Audit Committee is authorized to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

G. The Company will provide appropriate funding, as determined by the Audit Committee, for payment of:

     1. Compensation to the accounting firm employed by the Company for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company; and

     2. Compensation to any independent counsel or other advisers employed by the Audit Committee; and

     3. Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.


II.  PURPOSE:

     The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by (i) reviewing financial information which will be provided to shareholders and others, (ii) reviewing the internal control systems which management and the Board have established, (iii) reviewing the performance of the internal auditors and the independent public accountants, (iv) appointing, overseeing, determining levels of compensation and, where appropriate, replacing the independent public accountants, and (v) generally overseeing the accounting, financial and reporting processes of the Company and the audits of the financial statements of the Company. The independent public accountants shall be accountable to the Company's Board of Directors and the Audit Committee as representatives of the Company's shareholders.


III. RESPONSIBILITIES AND DUTIES:

     The Audit Committee shall:

A.   General

     1. Be directly responsible for the appointment, compensation, and oversight of the work of the public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, and such accounting firm shall report directly to the Audit Committee.

     2.   Meet with the independent public accountants and the internal auditor:

          a.   At least annually; and

          b.   At such other times as is appropriate.

     3. Have the power to conduct or authorize investigations into any matters within the scope of its responsibilities.

     4. Review its charter periodically and recommend to the Board of Directors appropriate changes to its charter.

B.   Relationship to the Independent Public Accountants

     1. Before the annual audit, meet with the independent public accountants, review the scope and nature of the audit engagement, and recommend changes wherever considered necessary.

     2. After completion of the audit, discuss with the independent public accountants:

          a. The results of the annual audit, including significant audit adjustments; and

          b.   Their view of the status of the Company's internal controls; and

          c. The impact on the financial statements of new pronouncements and prospective changes in accounting and auditing standards; and

          d.   Any changes in planned  scope and any  difficulties  encountered;
               and

          e.   The resolution of disagreements (if any) with management.

     3. Periodically consult with the independent public accountants out of the presence of management about internal controls, the quality of the Company's financial reporting, and the adequacy/capability of the financial staff given the business and changes in operations.

C.   Relationship to the Internal Auditor

     1. Communicate with the Company's internal auditor, review the internal audit scope, assess the internal audit work performed and recommend changes when necessary; and

     2. Review the internal audit work plan and scope for adequacy as it relates to the work of the independent public accountants; and

     3. Review any changes required in planned scope and any difficulties encountered; and

     4. Periodically consult with the internal auditor out of the presence of management.

D.   Policies

     1. Not engage the auditors at any point during the audit and professional engagement period to provide any of the following non-audit services:

          a. Bookkeeping or other services related to the accounting records or financial statements of the Company. Any services, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company's financial statements, including

               (i)  Maintaining or preparing the Company's  accounting  records;
                    or

               (ii) Preparing the Company's financial  statements that are filed with the Securities and Exchange Commission (the "Commission") or that form the basis of financial statements filed with the Commission; or

               (iii)Preparing  or   originating   source  data   underlying  the
                    Company's financial statements.

          b. Financial information systems design and implementation. Any services unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company's financial statements, including:

               (i)  Directly  or  indirectly   operating,   or  supervising  the
                    operation of, the Company's information system or managing the Company's local area network; or

               (ii) Designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial information systems taken as a whole.

          c. Appraisal or valuation services, fairness opinions, or contribution-in-kind reports. Any appraisal services, valuation services, or any services involving a fairness opinion or contribution-in-kind report for the Company, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company's financial statements.

          d. Actuarial services. Any actuarially-oriented advisory services involving the determination of amounts recorded in the financial statements and related accounts for the Company other than assisting a client in understanding the methods, models, assumptions, and inputs used in computing an amount, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company's financial statements.

          e. Internal audit outsourcing services. Any internal audit services that have been outsourced by the Company that relates to the Company's internal accounting controls, financial systems, or financial statements for the Company unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company's financial statements.

          f. Management functions. Acting, temporarily or permanently, as a director, officer, or employee of the Company, or performing any decision-making, supervisory, or ongoing monitoring function for the Company.

          g.   Human resources functions, including:

               (i) Searching for or seeking out prospective candidates for managerial, executive, or director positions; or

               (ii) Engaging in psychological  testing,  or other formal testing or evaluation programs; or

               (iii)Undertaking  reference checks of prospective  candidates for an executive or director position; or

               (iv) Acting as a  negotiator  on the  Company's  behalf,  such as determining position, status or title, compensation, fringe benefits, or other conditions of employment; or

               (v) Recommending, or advising the Company to hire, a specific candidate for a specific job (except that an accounting firm may, upon request by the Company, interview candidates and advise the Company on the candidate's competence for financial accounting, administrative, or control positions).

          h. Broker-dealer, investment adviser, or investment banking services. Acting as a broker-dealer (registered or unregistered), promoter, or underwriter, on behalf of the Company, making investment decisions on behalf of the Company or otherwise having discretionary authority over the Company's investments, executing a transaction to buy or sell the Company's investment, or having custody of assets of the Company, such as taking temporary possession of securities purchased by the Company.

          i. Legal services. Providing any service to the Company that, under circumstances in which the service is provided, could be provided only by someone licensed, admitted, or otherwise qualified to practice law in the jurisdiction in which the service is provided.

          j. Expert services unrelated to the audit. Providing an expert opinion or other expert services for the Company, or the Company's legal representative, for the purpose of advocating the Company's interests in litigation or in a regulatory or administrative proceeding or investigation, except that in any litigation or regulatory or administrative proceeding or investigation, the Company's auditors may provide factual accounts, including testimony, of work performed or explain the positions taken or conclusions reached during the performance of any services provided by the auditors for the Company.

          k. Any other services subsequently declared impermissible through the action of any proper governmental authority.

     2. Preapprove all auditing services (which may entail providing comfort letters in connection with securities underwritings).

     3. Preapprove all permissible non-audit services (including tax services), provided, however, that the auditor for the Company may not, contemporaneously with the audit, provide the Company with any of the non-audit services listed in subparagraphs D.1.a. through D.1.k., above.

     4. Report to the Board of Directors for disclosure in the Company's periodic reports under the Securities Exchange Act of 1934 any approval of non-audit services to be performed by the Company's auditors.

     5. Oversee the independence of the outside auditor. The Audit Committee shall, as a part of that responsibility:

          a. Review, annually, the independence of the independent public accountants; and

          b. Ensure the receipt of a formal written statement from the independent public accountants delineating relationships between the independent public accountants and the Company, consistent with Independence Standards Board Standard No. 1; and

          c. Engage in a dialogue with the independent public accountants with respect to any disclosed relationships or services that may impact the objectivity of the independent public accountants.

     6. Review matters within the scope of its duties, such as determining compliance with internal accounting controls and with regulations of governmental bodies; and review recommendations made by the Board of Directors, management, the independent public accountants, or the internal auditors to improve internal accounting controls, to enhance current management practices, or to adopt or change accounting principles.

     7. Review with management and the independent public accountants legal and regulatory matters that may have a material impact on the financial statements and related compliance policies.

E.   Communication and Reporting

     1.   Provide for a line of communication between the Board of Directors and
          both  internal   auditing   personnel  and  the   independent   public
          accountants.

     2. Report its findings to the Board of Directors after each Audit Committee meeting.


F.   Procedures for Complaints About Accounting or Internal Controls

     1. Employees and others are encouraged to bring to the attention of the Chairman of the Audit Committee any concerns regarding accounting, internal audit controls, or auditing matters.

     2. Any such complaints should be submitted directly in writing to the Chairman of the Audit Committee in a sealed envelope. Any such complaints submitted to Delta will be provided to the Chairman of the Audit Committee.

          a. Complaints may be submitted anonymously, if desired, by mail or the Company's internal distribution system.

          b. No attempt to identify the author of anonymous complaints shall be made by the Audit Committee or any other employee of the Company.

          c. No attempt will be made to retaliate against an employee submitting a complaint, whether it is anonymous or not.

          d. Upon receipt of a complaint, the Chairman of the Audit Committee shall designate a member or members of the Committee to investigate the Complaint and to prepare a written report of that investigation to be presented at the next meeting of the Audit Committee.

          e. The designated investigators shall be authorized to meet with any employee of the Company as necessary to determine the legitimacy of the complaint, to request and review any relevant documents produced by or in the possession of the Company, to request statements, sworn or unsworn, from any employee with information relevant to the complaint, and to retain legal counsel and/or other experts to assist them in the investigation.

          f. The Audit Committee shall take action as deemed appropriate by the Committee to include, if appropriate, a report to the Board of Directors of the Company concerning the Committee's findings with regard to the subject of the complaint.

          g. All complaints, reports of investigations, and reports to the Board of Directors shall be kept in a permanent file by the Audit Committee.

B3


                                                                 APPENDIX B

                        DELTA NATURAL GAS COMPANY, INC.

                          NOMINATING AND COMPENSATION
                               COMMITTEE CHARTER

                      Approved by the Board of Directors
                               February 19, 2004

Purpose

     The Nominating and Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Delta Natural Gas Company, Inc. (the "Company") is responsible for identifying individuals qualified to become Board members and recommending to the Board the Director nominees for the next annual meeting of stockholders.

     The Committee is also responsible for recommending to the Board the compensation for the Board of Directors and the Officers of the Company and reviewing the compensation structure for the Company, in accordance with guidelines established by the Committee from time to time.

Membership

     The members of the Committee shall meet the independence requirements of the listing standards of any exchange or market where Delta's stock is traded, and any other applicable laws, rules and regulations governing independence. Members of the Committee and the Committee Chair shall be appointed by the Board.

Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

o Review the appropriateness of the size of the Board relative to its various responsibilities. Review the overall composition of the Board, taking into consideration such factors as independence, business experience and specific areas of expertise of each Board member, and following such reviews, as appropriate, make recommendations to the Board.

o Recommend to the Board the slate of nominees for election to the Board at the Company's annual meeting of stockholders.

o As the need arises, recommend persons to fill vacancies that occur on the Board.

o Recommend to the Board those persons to be elected annually to each officer position, and as the need arises, recommend persons to fill vacancies that occur in officer positions.

     In order to fulfill its responsibilities, the Committee members shall through their own business and personal contacts attempt to identify suitable
candidates  for   nominations   to  the  Board.   The  Committee  will  consider
recommendations for new Board members suggested by current Board members, Company officers, employees and shareholders. In its discretion, the Committee may take all reasonable steps appropriate to identify suitable Board members and may engage professional search firms to assist in its effort.

     To be considered by the Committee, shareholder recommendations for Board membership must be made in writing, addressed to the Company at its principal office. In addition, for any such proposal to be considered at the Company's annual meeting, the proposal must be received at the Company's principal office not less than 120 calendar days before the date of the Company's proxy statement released to shareholders in connection with the previous year's annual meeting. Shareholders are encouraged to include biographical information for each of their recommendations.

     In considering candidates for the Board, including those recommended by shareholders, the Committee shall give due consideration to the intelligence, integrity, education and business experience of each candidate and the amount of time each candidate can reasonably be expected to devote to Board responsibilities. The Committee's recommendations to the Board shall be consistent with maintaining a high quality, diverse and actively engaged Board of Directors.

     In addition, the Committee shall have the following responsibilities:

o Periodically review and recommend to the Board the compensation for directors for Board and committee service.

o Review the Committee's performance, periodically assess the adequacy of its charter and recommend changes to the Board as needed.

o    Regularly report to the Board on the Committee's activities.

o Obtain advice and assistance, as needed, from internal or external legal, accounting, executive compensation consultants and other advisors.

o    Annually  review  and,  acting  in  executive   session,   agree  upon  and
     subsequently recommend to the Board the
         base salary and any other compensation for all officers.

o In consultation with and based upon the advice of outside counsel, monitor the disclosure regarding compensation matters in the Company's proxy statement.

o Annually review and recommend to the Board the overall percentage increase in compensation to be budgeted for employee pay increases.

o The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

o Review and recommend to the Board any proposed new or materially altered employee benefit plans.




                               2004 ANNUAL REPORT



                               MISSION STATEMENT


Delta will be a premier provider of natural gas services while having a positive impact on its customers, employees and shareholders.

TO OUR SHAREHOLDERS



     Our net income in 2004 was similar to 2003, but our earnings per common share declined as anticipated. In order to strengthen our balance sheet and pay down our short-term debt, we increased the equity portion of our capital structure by selling 600,000 shares of new common equity during May, 2003. This brought our capital structure more in line with our industry and the dilution has now been fully reflected in fiscal 2004. In addition, 2004 results reflect rates as determined in Delta's 1999 rate case and costs have increased since that time in many areas. In order to reflect this new equity in our capital structure for determining rates, and also to reflect in rates our current levels of investment and expenses, we filed a rate case with the Kentucky Public Service Commission on April 5, 2004. This filing requested an annual increase in revenues of $4,277,000, an increase of 7.4%. In accordance with the Commission's normal practices, the proposed rates were suspended until October 4, 2004 and a hearing was held on August 18.

     Our Company has continued to prosper this past year. We have continued to expand our system to serve our growing service area. Throughput is at record levels. Our subsidiaries continued to perform well and remained solid contributors to the bottom line. Our mix of regulated sales, distribution and transmission, and our unregulated sales and production, continue to complement each other. Our diversification outside the utility business, but in areas closely related to our basic business, has worked out well, as we have been able to improve results and better utilize our experience and facilities.

     We express our sincere gratitude to our employees. They all work well together, as is evident in their collective accomplishments. We want to publicly acknowledge their hard work and dedication. We appreciate them all and thank them for their efforts to help Delta prosper by providing the best possible service to all of our customers.

     We are a smaller gas utility company as compared to many in the industry. This means we have to work harder and smarter, and wear many hats, to help Delta thrive, but we are also able to respond quickly to opportunities. We have and will continue to do this. Our customer satisfaction levels are high, even in these times of higher, more volatile natural gas prices, and we work hard to maintain this level of service. We emphasize quality in all that we do. We appreciate all our customers for allowing Delta to provide services to them.

     Thank you for making an investment in Delta. We appreciate your support and will do our best to not disappoint you. Your Board of Directors met on August 26, 2004 and declared the quarterly dividend of $.295 per common share to be paid September 15 to shareholders of record on September 1.

     We welcome your comments and concerns. You have our assurance that they will all be considered.

                                 Sincerely,


                                 Harrison D. Peet
                                 Chairman of the Board


                                 Glenn R. Jennings
                                 President and Chief Executive Officer

                                 August 27, 2004



Selected Financial Information

For the Years Ended June 30, .
                                      2000          2001          2002         2003           2004
                                  -----------   -----------   -----------    ----------    ---------

Summary of Operations ($)

   Operating revenues ........    79,193,614    68,380,263    55,870,219    70,770,156    45,926,775

   Operating income ..........     8,173,304     8,526,366     8,401,452     8,721,719     8,176,722

   Net income ................     3,838,059     3,850,607     3,636,713     3,635,895     3,464,857

   Basic and diluted earnings
      per common share .......          1.20          1.46          1.45          1.47          1.42

   Dividends declared
     per common share ........          1.18          1.18          1.16          1.14          1.14

Total Assets ($) .............   138,372,129   133,287,316   127,141,327   124,179,138   112,918,919

Capitalization ($)

   Common shareholders'
      equity (a) .............    48,830,161    45,892,597    34,182,277    32,754,560    31,297,418

   Long-term debt  (a) .......    53,049,000    53,373,000    48,600,000    49,258,902    50,723,795
------------------------------   -----------   -----------   -----------   -----------   -----------

      Total capitalization ...   101,879,161    99,265,597    82,782,277    82,013,462    82,021,213
                                 ===========   ===========   ===========   ===========   ===========

Short-Term Debt ($) (a)(b) ...     6,388,180     2,681,099    21,105,000    19,250,000    11,375,000

Capital Expenditures ($) .....     8,959,153     8,839,091     9,748,304     7,069,713     8,795,653

---------------------

(a)  During February,  2003, we issued $20,000,000 aggregate principal amount of
     7.00%   Debentures  due  2023.  The  net  proceeds  of  the  offering  were
     $19,181,000.  We used the net  proceeds  to  redeem  $14,806,000  aggregate principal  amount  of our  8.30%  Debentures  due  2026 and to pay down our short-term  notes  payable.  During May,  2003, we used the net proceeds of
     $12,493,000 from our sale of 600,000 shares of common stock to pay down our short-term notes payable.

(b)  Includes current portion of long-term debt.



===============================================================================

             UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 10-K
             |X| ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934
                   For the fiscal year ended June 30, 2004.
                                      OR
            [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        For the transition period from to
                          Commission file number 0-8788.

                         DELTA NATURAL GAS COMPANY, INC.
            (Exact name of registrant as specified in its charter)
        Kentucky                                        61-0458329
(State of Incorporation)                  (IRS Employer Identification Number)

           3617 Lexington Road                           40391
          Winchester, KY  40391                        (Zip Code)
(Address of principal executive offices)

          Registrant's telephone number, including area code: 859-744-6171
            Securities registered pursuant to Section 12(b) of the Act:
  Title of Each Class               Name on Each Exchange on Which Registered
         None                                           None
           Securities registered pursuant to Section 12(g) of the Act:
                               Common Stock $1 Par Value
                                   (Title of class)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes |X| No [ ]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K |X|

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Act). Yes |X| No [ ]

State the aggregate market value of the voting and non-voting common equity held by non affiliates computed by reference to the price at which the common equity was last sold, or the average bid and asked price of such common equity, as of the last business day of the registrant's most recent completed second fiscal quarter. $ 76,329,704

As of August 26, 2004, Delta Natural Gas Company, Inc. had outstanding 3,207,945 shares of common stock $1 par value.

                          DOCUMENTS INCORPORATED BY REFERENCE

The Registrant's definitive proxy statement to be filed with the Commission not later than 120 days after June 30, 2004, is incorporated by reference in Part III of this Report.

===============================================================================

                            TABLE OF CONTENTS
                                                                    Page Number
PART I
         Item 1.    Business                                                  1

         Item 2.    Properties                                                8

         Item 3.    Legal Proceedings                                         8

         Item 4.    Submission of Matters to a Vote of
                    Security Holders                                          8

PART II
         Item 5.    Market for Registrant's Common Equity, Related
                    Stockholder Matters and Issuer Purchases of
                    Equity Securities                                         8

         Item 6.    Selected Financial Data                                  10

         Item 7.    Management's Discussion and Analysis of
                    Financial Condition and Results of Operations            11

         Item 7A.   Quantitative and Qualitative Disclosures
                    About Market Risk                                        20

         Item 8.    Financial Statements and Supplementary Data              20

         Item 9.    Changes in and Disagreements with Accountants
                    on Accounting and Financial Disclosure                   21

         Item 9A.   Controls and Procedures                                  21

         Item 9B.   Other Information                                        21

PART III
         Item 10.   Directors and Executive Officers of the Registrant       21

         Item 11.   Executive Compensation                                   21

         Item 12.   Security Ownership of Certain Beneficial
                    Owners and Management and Related
                    Stockholder Matters                                      21

         Item 13.   Certain Relationships and Related Transactions           21

         Item 14.   Principal Accountant Fees and Services                   22

PART IV
         Item 15.   Exhibits and Financial Statement Schedules               23

Signatures                                                                   25

                                                                PART I

Item 1.  Business


General

     We sell natural gas to approximately 40,000 retail customers on our distribution system in central and southeastern Kentucky. Additionally, we transport natural gas to our industrial customers, who purchase their gas in the open market. We also transport natural gas on behalf of local producers and customers not on our distribution system, and we produce a relatively small amount of natural gas and oil from our southeastern Kentucky wells.

     We seek to provide dependable, high-quality service to our customers while steadily enhancing value for our shareholders. Our efforts have been focused on developing a balance of regulated and non-regulated businesses to contribute to our earnings by profitably producing, selling and transporting gas in our service territory.

     We strive to achieve operational excellence through economical, reliable service and our emphasis on responsiveness to customers. We continue to invest in facilities for the transmission, distribution and storage of natural gas. We believe that our responsiveness to customers and the dependability of the service we provide afford us additional opportunities for growth. While we seek those opportunities, our strategy will continue to entail a conservative approach that seeks to minimize our exposure to market risk arising from fluctuations in the prices of gas.

     We operate through two segments, a regulated segment and an unregulated segment. See Note 13 of the Notes to Consolidated Financial Statements. Through our regulated segment, we sell natural gas to our retail customers in 23 predominantly rural communities. In addition, our regulated segment transports gas to industrial customers on our system who purchase gas in the open market. Our regulated segment also transports gas on behalf of local producers and other customers not on our distribution system. Our results of operations and financial condition have been strengthened by regulatory developments in recent years, including a weather normalization provision which has reduced fluctuations in our earnings due to variations in weather and a gas cost recovery clause.

     We operate our unregulated segment through three wholly-owned subsidiaries. Two of these subsidiaries, Delta Resources, Inc. and Delgasco, Inc., purchase natural gas on the national market and from Kentucky producers. We resell this gas to industrial customers on our distribution system and to others not on our system. Our third subsidiary that is part of the unregulated segment, Enpro, Inc., produces natural gas and oil that is sold on the unregulated market.

     Our executive offices are located at 3617 Lexington Road, Winchester, Kentucky 40391. Our telephone number is (859) 744-6171. Our website is www.deltagas.com.


Distribution and Transmission of Natural Gas

     The  economy  of our  service  area is based  principally  on coal  mining, farming and light industry. The communities we serve typically contain populations of less than 20,000. Our three largest service areas are
Nicholasville, Corbin and Berea, Kentucky. In Nicholasville we serve approximately 8,000 customers, in Corbin we serve approximately 6,000 customers, and in Berea we serve approximately 4,000 customers.

     The   communities  we  serve  continue  to  expand,   resulting  in  growth
opportunities for us. Industrial parks have been built in our service areas, resulting in some new industrial customers.

     Factors that affect our revenues include rates we charge our customers, our supply cost for the natural gas we purchase for resale, economic conditions in our service areas, weather and competition.

     Although the rules of the Kentucky Public Service Commission permit us to pass through to our customers changes in the price we must pay for our gas supply, increases in our rates to customers may cause our customers to conserve or to use alternative energy sources.

     Our retail sales are seasonal and temperature-sensitive, since the majority of the gas we sell is used for heating. Variations in the average temperature during the winter impact our revenues year-to-year. Kentucky Public Service Commission regulations, however, provide for us to adjust the rates we charge our customers in response to winter weather that is warmer or colder than normal temperatures.

     We compete with alternate sources of energy for our retail customers. These alternate sources include electricity, coal, oil, propane and wood. Our unregulated subsidiaries, which sell gas to industrial customers and others, compete with natural gas producers and natural gas marketers for those customers.

     Our larger customers can obtain their natural gas supply by purchasing their natural gas directly from interstate suppliers, local producers or marketers and arranging for alternate transportation of the gas to their plants or facilities. Customers may undertake such a by-pass of our distribution system in order to achieve lower prices for their gas service. Our larger customers who are in close proximity to alternative supplies would be most likely to consider taking this action. Additionally, some of our industrial customers are able to switch economically to alternative sources of energy. These are competitive concerns that we continue to address.

     Some natural gas producers in our service area can access pipeline delivery systems other than ours, which generates competition for our transportation function. We continue our efforts to purchase or transport natural gas that is produced in reasonable proximity to our transportation facilities.

     As an active participant in many areas of the natural gas industry, we plan to continue efforts to expand our gas distribution system and customer base. We continue to consider acquisitions of other gas systems, some of which are contiguous to our existing service areas, as well as expansion within our existing service areas.

     We anticipate continuing activity in gas production and transportation and plan to pursue and increase these activities wherever practicable. We continue to consider the construction, expansion or acquisition of additional transmission, storage and gathering facilities to provide for increased transportation, enhanced supply and system flexibility.


Gas Supply

     We purchase our natural gas from a combination of interstate and Kentucky sources. In our fiscal year ended June 30, 2004, we purchased approximately 99% of our natural gas from interstate sources.

Interstate Gas Supply

     We acquire our interstate gas supply from gas marketers. We currently have commodity requirements agreements for our Columbia Gas Transmission, Columbia Gulf Transmission and Tennessee Gas Pipeline supplied areas with Atmos Energy Marketing (formerly known as Woodward Marketing, L.L.C). Under these commodity requirements agreements, the gas marketer is obligated to supply the volumes consumed by our regulated customers in defined sections of our service areas. The gas we purchase under these agreements is priced at index-based market prices or at mutually agreed to fixed prices. The index-based market prices are determined based on the prices published on the first of the month in Platts' Inside FERC's Gas Market Report in the indices that relate to the pipelines through which the gas will be transported, plus or minus an agreed-to fixed price adjustment per million British Thermal Units of gas sold. Consequently, the price we pay for interstate gas is based on current market prices.

     Our agreement with Atmos Energy Marketing for the Tennessee Gas Pipeline supplied service areas is for a term that expires on April 30, 2005, and shall continue year to year thereafter unless cancelled by either party by written notice at least sixty (60) days prior to the annual anniversary date of the agreement. Our agreement with Atmos, under which we purchase the natural gas transported for us by Columbia Gas Transmission Corporation and Columbia Gulf Transmission Corporation, became effective May 1, 2003 and replaced the supply agreement with Dynegy Marketing and Trade which expired April 30, 2003. The term for the Atmos supply for our Columbia Gas Transmission contract extends through April 30, 2006.

     We also purchase additional interstate natural gas from Atmos, as needed, in addition to our commodity requirements agreements with Atmos. This spot gas purchasing arrangement is pursuant to an agreement with Atmos that expires on March 31, 2005. Delta's purchases from Atmos under this spot purchase agreement are generally month-to-month. However, Delta does have the option of forward-pricing gas for one or more months for the upcoming winter season. The price of gas under this agreement is based on current market prices, determined in a similar manner as under the commodity requirements contract with Atmos, with an agreed-to fixed price adjustment per Million British Thermal Units purchased. In our fiscal year ended June 30, 2004, approximately 41% of Delta's gas supply was purchased under our agreements with Atmos.

     Delta purchases gas from M & B Gas Services, Inc. for injection into our underground natural gas storage field and to supply our southern system. We are not obligated to purchase any minimum quantities from M & B nor to purchase gas from M & B for any periods longer than one month at a time. The gas is priced at index-based market prices or at mutually agreed to fixed prices. Our agreement with M & B may be terminated upon 30 days' prior written notice by either party. Any purchase agreements for unregulated sales activities may have longer terms or multiple month purchase commitments. In our fiscal year ended June 30, 2004, approximately 58% of Delta's gas supply was purchased under our agreement with M & B.

     We also purchase interstate natural gas from other gas marketers as needed at either current market prices, determined by industry publications, or at forward market prices.

Transportation of Interstate Gas Supply

     Our interstate natural gas supply is transported to us from production and storage fields by Tennessee Gas Pipeline Company, Columbia Gas Transmission Corporation, Columbia Gulf Transmission Corporation and Texas Eastern Transmission Corporation.

     Our agreements with Tennessee Gas Pipeline extend through 2008 and thereafter automatically renew for subsequent five-year terms unless terminated by one of the parties. Tennessee is obligated under these agreements to transport up to 19,600 thousand cubic feet ("Mcf") per day for us. During fiscal 2004, Tennessee transported a total of 1,454,000 Mcf for us under these contracts. Annually, approximately 30% of Delta's supply requirements flow through Tennessee Gas Pipeline to our points of receipt under our transportation agreements with Tennessee. We have gas storage agreements with Tennessee under the terms of which we reserve a defined storage space in Tennessee's production area storage fields and its market area storage fields, and we reserve the right to withdraw up to fixed daily volumes. These gas storage agreements terminate on the same schedule as our transportation agreements with Tennessee.

     Under our agreements with Columbia Gas and Columbia Gulf, Columbia Gas is obligated to transport, including utilization of our defined storage space as required, up to 12,600 Mcf per day for us, and Columbia Gulf is obligated to transport up to a total of 4,300 Mcf per day for us. During fiscal 2004 Columbia Gas and Columbia Gulf transported for us a total of 542,000 Mcf, or approximately 11% of Delta's supply requirements, under all of our agreements with them.

     All of our transport agreements with Columbia Gas and Columbia Gulf extend through 2008 and thereafter continue on a year-to-year basis until terminated by one of the parties.

     Columbia Gulf also transported additional volumes under agreements it has with M & B to a point of interconnection between Columbia Gulf and us where we purchase the gas to inject into our storage field, as discussed below. The amounts transported and sold to us under the agreement between Columbia Gulf and this gas marketer for fiscal 2004 constituted approximately 58% of Delta's gas supply. We are not a party to any of these separate transportation agreements on Columbia Gulf.

     We have no direct agreement with Texas Eastern Transmission Corporation. However, Atmos Energy Marketing has an arrangement with Texas Eastern to transport the gas to us that we purchase from that marketer. Consequently, Texas Eastern transports a small percentage of our interstate gas supply. In our fiscal year ended June 30, 2004, Texas Eastern transported approximately 11,000 Mcf of natural gas to our system, which constituted less than 1% of our gas supply.

Kentucky Gas Supply

     We have an agreement with Columbia Natural Resources to purchase natural gas through October 31, 2005, and thereafter it will renew for additional terms of one year each until terminated by one of the parties. We purchased 55,000 Mcf from Columbia Natural Resources during fiscal 2004. The price for the gas we purchase from Columbia Natural Resources is based on the index price of spot gas delivered to Columbia Gas in the relevant region as reported in Platt's Inside FERC's Gas Market Report, plus a fixed adjustment per million British Thermal units of gas purchased. Columbia Natural Resources delivers this gas to our customers directly from its own pipelines.

     We own and operate an underground natural gas storage field that we use to store a significant portion of our winter gas supply needs. The storage gas is delivered during the summer injection season by Columbia Gulf on behalf of M & B to an interconnection point between Columbia Gulf and us where we purchase and receive the gas and flow it to our storage field. M & B arranges transportation of the gas through the Columbia Gulf system to us. This storage capability permits us to purchase and store gas during the non-heating months and then withdraw and sell the gas during the peak usage months. During fiscal 2004, we withdrew 1,725,000 Mcf from this storage field.

     We continue to seek additional gas supplies from available sources. We will continue to maintain an active gas supply management program that emphasizes long-term reliability and the pursuit of cost-effective sources of gas for our customers.


Regulatory Matters

     The Kentucky Public Service Commission exercises regulatory authority over our retail natural gas distribution and our transportation services. The Kentucky Public Service Commission regulation of our business includes setting the rates we are permitted to charge our retail customers and our transportation customers.

     We monitor our need to file requests with the Kentucky Public Service Commission for a general rate increase for our retail gas and transportation services. Through these general rate cases, we are able to adjust the sales prices of our retail gas we sell to and transport for our customers.

     On April 5, 2004, we filed a general rate case with the Kentucky Public Service Commission. This filing requested an annual increase in revenues of $4,277,000, an increase of 7.4%. In accordance with normal practices, the Commission suspended the proposed rates until October 4, 2004 and a hearing was held on August 18, 2004. We cannot predict the outcome of this proceeding.

     The Kentucky Public Service Commission has also approved a gas cost recovery clause, which permits us to adjust the rates charged to our customers to reflect changes in our natural gas supply costs. Although we are not required to file a general rate case to adjust rates pursuant to the gas cost recovery clause, we are required to make quarterly filings with the Kentucky Public Service Commission.

     During July, 2001, the Kentucky Public Service Commission required an independent audit of our gas procurement activities and the gas procurement activities of four other Kentucky gas distribution companies as part of its investigation of increases in wholesale natural gas prices and their impact on customers. The Kentucky Public Service Commission indicated that Kentucky distributors had generally developed sound planning and procurement procedures for meeting their customers' natural gas requirements and that these procedures had provided customers with reliable supplies of natural gas at reasonable costs. The Kentucky Public Service Commission noted the events of the 2000-2001 heating season, including changes in natural gas wholesale markets. It required the auditors to evaluate distributors' gas planning and procurement strategies in light of the recent more volatile wholesale markets, with a primary focus on a balanced portfolio of gas supply that balances cost issues, price risk and reliability. The auditors were selected by the Kentucky Public Service Commission. The final audit report, dated November 15, 2002, contains 16 procedural and reporting-related recommendations in the areas of gas supply planning, organization, staffing, controls, gas supply management, gas transportation, gas balancing, response to regulatory change and affiliate relations. The report also addresses several general areas for the five gas distribution companies involved in the audit, including Kentucky natural gas price issues, hedging, gas cost recovery mechanisms, budget billing, uncollectible accounts and forecasting. We believe that implementation of the recommendations will not result in a significant impact on our financial position or results of operations. We are required to file periodic reports as to the status of our implementation of the recommendations. On July 26, 2004, the Kentucky Public Service Commission notified us that fourteen of the sixteen recommendations are considered completed. Our next progress report is to be filed by October 22, 2004.

     In addition to regulation by the Kentucky Public Service Commission, we may obtain non-exclusive franchises from the cities and communities in which we operate authorizing us to place our facilities in the streets and public grounds. No utility may obtain a franchise until it has obtained approval from the Kentucky Public Service Commission to bid on a local franchise. We hold franchises in four of the cities and seven of the communities we serve. In the other cities and communities we serve, either our franchises have expired, the communities do not have governmental organizations authorized to grant franchises, or the local governments have not required or do not want to offer a franchise. We attempt to acquire or reacquire franchises whenever feasible.

     Without a franchise, a local government could require us to cease our occupation of the streets and public grounds or prohibit us from extending our facilities into any new area of that city or community. To date, the absence of a franchise has caused no adverse effect on our operations.


Capital Expenditures

     Capital expenditures during 2004 were $9.0 million and for 2005 are estimated to be $4.8 million. Our expenditures include system extensions as well as the replacement and improvement of existing transmission, distribution, gathering, storage and general facilities.


Financing

     Our capital expenditures and operating cash requirements are met through the use of internally generated funds and a short-term line of credit. The current available line of credit is $40 million, of which $4.7 million had been borrowed at June 30, 2004.

     During February, 2003, we completed the sale of the aggregate principal amount of $20,000,000 of 7.00% Debentures due 2023. We used the net proceeds to redeem our 8.30% Debentures outstanding in the aggregate principal amount of $14,806,000 and to pay down our short-term notes payable.

     During May, 2003, we issued and sold through underwriters 600,000 shares of our common stock. The net proceeds of $12,493,000 from the sale of the stock were used to pay down our short-term notes payable.

     Present plans are to utilize the short-term line of credit to help meet planned capital expenditures and operating cash requirements. The amounts and types of future long-term debt and equity financings will depend upon our capital needs and market conditions.

     During 2004 the requirements of the Employee Stock Purchase Plan (see Note 4(c) of the Notes to Consolidated Financial Statements) were met through the issuance of 4,504 shares of common stock resulting in an increase of $106,000 in Delta's common shareholders' equity. Our expenses under the stock plan were $59,000, $53,000 and $52,000 for the three years ended June 30, 2004, 2003 and
2002, respectively. The Dividend Reinvestment and Stock Purchase Plan (see Note 5 of the Notes to Consolidated Financial Statements) resulted in the issuance of 29,129 shares of common stock providing an increase of $699,000 in Delta's common shareholders' equity.

Employees

     On June 30, 2004, we had 156 full-time employees. We consider our relationship with our employees to be satisfactory. Our employees are not represented by unions nor are they subject to any collective bargaining agreements.


Available Information

     We make available free of charge on our Internet website http://www.deltagas.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.




Consolidated Statistics

For the Years Ended June 30,                2004       2003        2002          2001        2000
                                            ----       ----        ----        - ----        ----

Average Retail Customers Served
   Residential                             33,570     33,757       33,624       33,691        33,251
   Commercial                               5,298      5,290        5,235        5,227         5,110
   Industrial                                  61         63           62           65            66
                                         --------    -------     --------      -------       --------

      Total                               38,929      39,110       38,921       38,983        38,427
                                          ======    ========      =======      =======        ======

Operating Revenues ($000)
   Residential sales                      28,737      26,749       23,203       28,088        19,672
   Commercial sales                       18,719      16,916       13,832       17,040        10,952
   Industrial sales                        1,731       1,607        1,141        2,046         1,104
                                         -------     -------      -------      -------       -------
   Total regulated sales                  49,187      45,272       38,176       47,174        31,728

   On-system transportation                3,854       3,873        3,826        3,895         4,056
   Off-system transportation               2,104       1,560        1,220          814           522
   Non-regulated sales                    27,091      20,611       17,191       49,492        18,103
   Other                                     205         195          198          248           190
   Eliminations for intersegment          (3,247)     (3,131)      (4,741)     (30,853)       (8,672)
                                         --------    --------    --------      -------       --------

      Total                               79,194      68,380       55,870       70,770        45,927
                                          ======     =======      =======      =======        ======

System Throughput (Million Cu. Ft.)
   Residential sales                       2,202       2,416        2,133        2,614         2,266
   Commercial sales                        1,529       1,627        1,389        1,666         1,397
   Industrial sales                          164         181          142          249           174
                                          ------      ------       ------       ------       --------

     Total regulated sales                3,895        4,224         3,664       4,529         3,837

   On-system transportation               5,166        5,299         4,865       4,769         4,704
   Off-system transportation              7,190                      4,215       2,793         1,767
                                                       5,396
   Non-regulated sales                    3,958        3,591         3,858       4,851         4,939
   Eliminations for intersegment         (3,918)      (3,523)       (3,641)     (4,666)      (4,415)
                                        ---------    --------      --------    --------    ---------

      Total                              16,291       14,987        12,961       12,276       10,832
                                         ======      =======       =======      =======       ======

Average Annual Consumption Per
  Average Residential Customer
  (Thousand Cu. Ft.)                        66           72            63           78            68

Lexington, Kentucky Degree Days
   Actual                                4,493        4,914         4,137        4,961         4,162
   Percent of 30 year average             96.3        105.8          89.1        106.8          89.6

Item 2.   Properties

     We own our corporate headquarters in Winchester, Kentucky. We own ten buildings used for field operations in the cities we serve. Also, we own a building in Laurel County, Kentucky used for training and equipment and materials storage.

     We own approximately 2,400 miles of natural gas gathering, transmission, distribution, storage and service lines. These lines range in size up to twelve inches in diameter.

     We hold leases for the storage of natural gas under 8,000 acres located in Bell County, Kentucky. We developed this property for the underground storage of natural gas.

     We use all the properties described in the three paragraphs immediately above principally in connection with our regulated natural gas distribution, transmission and storage segment. See Note 13 of the Notes to Consolidated Financial Statements for a description of Delta's two business segments.

     Through our wholly-owned subsidiary, Enpro, we produce oil and gas as part of the unregulated segment of our business.

     Enpro owns interests in oil and gas leases on 11,000 acres located in Bell, Knox and Whitley Counties. Forty gas wells and five oil wells are producing from these properties. The remaining proved, developed natural gas reserves on these properties are estimated at 3.2 million Mcf. Oil production from the property has not been significant. Also, Enpro owns the oil and gas underlying 15,400 additional acres in Bell, Clay and Knox Counties. These properties are currently non-producing, and we have performed no reserve studies on these properties. Enpro produced a total of 215,000 Mcf of natural gas during fiscal 2004 from all the properties described in this paragraph..

     A producer is conducting exploration activities on part of Enpro's developed holdings. Enpro reserved the option to participate in wells drilled by this producer and also retained certain working and royalty interests in any production from future wells.

     Our assets have no significant encumbrances.


Item 3.  Legal Proceedings

     We are not a party to any legal proceedings that are expected to have a material impact on our financial condition or our results of operations.


Item 4.  Submission of Matters to a Vote of Security Holders

     No matter was submitted during the fourth quarter of 2004.


                                       PART II

Item 5. Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

     We have paid cash dividends on our common stock each year since 1964. The frequency and amount of future dividends will depend upon our earnings, financial requirements and other relevant factors, including limitations imposed by the indenture for our Debentures.

     Our common stock is traded on the Nasdaq National Market System and trades under the symbol "DGAS". There were 2,145 record holders of our common stock as of June 30, 2004. The accompanying table sets forth, for the periods indicated, the high and low sales prices for the common stock on the Nasdaq National Market System and the cash dividends declared per share.

                         Range of Stock Prices($)         Dividends
Quarter                  High              Low           Per Share($)
-------                  ----              ---           ------------

Fiscal 2004
First                    23.90             22.45         .295
Second                   24.03             22.80         .295
Third                    27.78             23.56         .295
Fourth                   27.65             23.00         .295

Fiscal 2003
First                    21.97             18.50         .295
Second                   21.99             19.50         .295
Third                    23.99             21.24         .295
Fourth                   24.10             21.00         .295


     The closing sale prices shown above reflect prices between dealers and does not include markups or markdowns or commissions and may not necessarily represent actual transactions.

     In July, 2002, 2003 and 2004, we distributed 4,728, 4,504 and 4,826 shares, respectively, of our common stock to our employees under our Employee Stock Purchase Plan (see Note 4(c) of the Notes to Consolidated Financial Statements). We received cash consideration for one half of those shares of $52,000, $53,000 and $59,000, respectively, while one-half of the shares were provided to our employees without cash consideration as a part of our compensation and benefits for our employees. We have discontinued our Employee Stock Purchase Plan for fiscal 2005.

     We offered and sold our securities through our Employee Stock Purchase Plan pursuant to the exemption from registration provided by Rule 147 under the Securities Act of 1933. This exemption is available since we are incorporated and doing business in Kentucky and all our eligible employees are residents of Kentucky. Our Employee Stock Purchase Plan was authorized by our Board of Directors but was not required to be submitted to our shareholders for approval.

     Also, in June of 2002 and 2003, we awarded, respectively, a total of 800 and 900 shares of our common stock to our directors (100 shares per eligible director per year). We received no cash consideration for the shares, which were provided to our directors as a part of their compensation. This transaction may not have involved a "sale" of securities under the Securities Act of 1933, and in any event, the securities were qualified for an exemption from registration provided by Rule 147 under the Securities Act of 1933. This exemption is available since we are incorporated and doing business in Kentucky and all participating directors are residents of Kentucky.

     No underwriters were engaged in connection with any of the foregoing transactions, and thus no underwriter discounts or commissions were paid in connection with any of the foregoing.

Item 6.    Selected Financial Data

For the Years Ended June 30,

                                            2004              2003              2002             2001               2000
                                            ----             -----              ----            -----               ----

Summary of Operations ($)

   Operating revenues                      79,193,614        68,380,263      55,870,219        70,770,156        45,926,775

   Operating income                         8,173,304         8,526,366       8,401,452         8,721,719         8,176,722

   Net income                               3,838,059         3,850,607       3,636,713         3,635,895         3,464,857

   Basic and diluted earnings
      per common share                           1.20              1.46            1.45              1.47              1.42

   Dividends declared
     per common share                            1.18              1.18            1.16              1.14              1.14

Average Number of Common
Shares Outstanding
(basic and diluted)                         3,185,158         2,641,829       2,513,804         2,477,983         2,433,397

Total Assets ($)                          138,372,129       133,287,316     127,141,327       124,179,138       112,918,919

Capitalization ($)

   Common shareholders'
      equity (a)                           48,830,161        45,892,597      34,182,277        32,754,560        31,297,418

   Long-term debt  (a)                     53,049,000        53,373,000      48,600,000        49,258,902        50,723,795
                                     --    ----------        ----------      ----------        ----------        ----------

      Total capitalization                101,879,161        99,265,597      82,782,277        82,013,462        82,021,213
                                          ===========        ==========      ==========        ==========        ==========

Short-Term Debt ($)(a)(b)                   6,388,180         2,681,099      21,105,000        19,250,000        11,375,000

Other Items ($)

   Capital expenditures                     8,959,153         8,839,091       9,748,304         7,069,713         8,795,653

   Total plant, before accumulated
        depreciation                      170,337,427       163,745,044     156,305,063       147,792,390       141,986,856

---------------------

(a)  During February,  2003, we issued $20,000,000 aggregate principal amount of
     7.00%   Debentures  due  2023.  The  net  proceeds  of  the  offering  were
     $19,181,000.  We used the net  proceeds  to  redeem  $14,806,000  aggregate principal  amount  of our  8.30%  Debentures  due  2026 and to pay down our short-term  notes  payable.  During May,  2003, we used the net proceeds of
     $12,493,000 from our sale of 600,000 shares of common stock to pay down our short-term notes payable.

(b)  Includes current portion of long-term debt.

Item 7.   Management's Discussion and Analysis of Financial Condition
            and Results of Operations

Overview of 2004 and Future Outlook

Overview

     The following is a discussion of the segments in which we compete, the corporate strategy for the conduct of our business within these segments and significant events that have occurred during 2004. Our Company has two segments:
(i) a regulated natural gas distribution,  transmission and storage segment, and
(ii) a non-regulated segment which participates in related ventures, consisting of natural gas marketing and production.

     Earnings from the regulated segment are primarily influenced by sales volumes, the rates we charge our customers and the expenses we incur. In order for us to achieve our strategy of maintaining reasonable long-term earnings, cash flow and stock value, we must successfully manage each of these factors. Sales volumes are temperature-sensitive. Our regulated sales volumes in any period reflect the impact of weather, with colder temperatures generally resulting in increased sales volumes. The impact of unusual winter temperatures on our revenues is reduced given our ability to adjust our winter rates for residential and small non-residential customers in response to unusual winter temperatures. The Kentucky Public Service Commission sets the rates we are permitted to charge our customers in the regulated segment. We monitor our need to file requests with the Kentucky Public Service Commission for a general rate increase for our retail gas and transportation services. Through these general rate cases, we seek approval from the Kentucky Public Service Commission to adjust the rates we charge our customers. The regulated segment's largest expense is gas supply, which we are permitted to pass through to our customers. We control remaining expenses through budgeting, approval and review.

     Weather was warmer in 2004 than 2003, resulting in decreased retail and on-system transportation volumes. Rates charged our customers only changed during 2004 to reflect increases in gas costs through the gas cost recovery clause and to reflect warmer winter weather through the weather normalization tariff. Gas supply expense increased in response to the increase in natural gas prices as determined in the unregulated national market.

     Our non-regulated segment markets natural gas to large-use customers both on and off Delta's regulated system. We endeavor to enter sales agreements when we can match estimated demand with a supply that provides an acceptable margin.

     Net income per share declined primarily due to the increase in the number of our common shares outstanding resulting from our Dividend Reinvestment Plan and Stock Purchase Plan and Employee Stock Purchase Plan, and our May, 2003 Common Stock offering of 600,000 shares.

Future Outlook

     In 2005 and beyond, our success will be dependent, in part, on our ability to maintain a reasonable rate of return in our regulated segment. In April 2004, we filed a request for increased base rates with the Kentucky Public Service Commission. This general rate case requested an annual revenue increase of 7.4%, although we cannot predict the outcome of this proceeding. A hearing at the Kentucky Public Service Commission was held on August 18, 2004 and we expect to implement new rates in October of 2004.

     We  expect  our   non-regulated   segment  to  continue  to  contribute  to
consolidated net income in 2005.

Liquidity and Capital Resources

Sources and Uses of Cash

     Operating activities provide our primary source of cash. Cash provided by operating activities consists of net income adjusted for non-cash items, including depreciation, depletion, amortization, deferred income taxes and changes in working capital.

     Our ability to maintain liquidity depends on our short-term line of bank credit, shown as notes payable on the accompanying balance sheet. Notes payable increased to $4,738,000 at June 30, 2004, compared with $1,031,000 at June 30, 2003. This $3,707,000 increase reflects the fact that we generate internally only a portion of the cash necessary for our capital expenditure requirements. We made capital expenditures of $8,959,000, $8,839,000 and $9,748,000 during the fiscal years ended 2004, 2003 and 2002, respectively. We finance the balance of our capital expenditures on an interim basis through this short-term line of bank credit. We periodically repay our short-term borrowings under our line of credit by using the net proceeds from the sale of long-term debt and equity securities.

     Long-term debt decreased to $53,049,000 at June 30, 2004, compared with $53,373,000 at June 30, 2003. This $324,000 decrease resulted from provisions in the Debentures allowing limited redemptions to be made to certain holders and/or their beneficiaries.

     Cash and Cash Equivalents decreased to $169,000 at June 30, 2004, compared with $1,420,000 at June 30, 2003. This $1,251,000 decrease in cash and cash equivalents for the year ended June 30, 2004 is compared with the $1,195,000 and $61,000 increases in cash and cash equivalents for the years ended June 30, 2003 and June 30, 2002, respectively, in the following table:

($000)
                                           2004           2003           2002
                                           ----           ----           ----

Provided by operating activities      $    7,276      $  15,186       $ 10,838
Used in investing activities              (8,959)        (8,839)        (9,748)
Provided by (used in) financing
      activities                             432         (5,152)        (1,029)
                                        -----------    -----------     --------

Increase (decrease) in cash and
      cash equivalents                 $  (1,251)    $    1,195        $    61
                                         =========     ==========      =========

     For the year ended June 30, 2004, we had a $1,251,000 decrease in cash and cash equivalents compared to a $1,195,000 increase in cash and cash equivalents for the year ended June 30, 2003. This additional $2,446,000 of cash used resulted primarily from increased cash needs of $7,712,000 for gas stored underground, gas accounts payable and deferred gas cost due to the increase in volumes stored and the increase of gas prices between periods. In addition, we used $1,561,000 more cash for trade payables. These increased cash needs were partially met with $1,478,000 of increased customer payments on accounts receivable and the $5,584,000 increase in cash provided by financing activities.

     For the year ended June 30, 2003, we had a $1,195,000 increase in cash and cash equivalents compared to a $61,000 increase in cash and cash equivalents for the year ended June 30, 2002. This additional $1,134,000 of cash provided resulted primarily from reduced cash use of $6,723,000 for gas stored underground, gas accounts payable and deferred gas cost due primarily to a higher gas payable balance for June 30, 2003. $909,000 less was used for capital expenditures and $880,000 more income taxes were deferred. These increases in cash provided were offset with $3,450,000 of decreased customer payments on accounts receivable and the $4,123,000 increase in cash used in financing activities.

Cash Requirements

     Our capital expenditures drive our continued need for capital. Our capital expenditures for fiscal 2005 are expected to be $4.8 million, a $4.2 million decrease from fiscal 2004 capital expenditures. The major reason for this decrease is the completion in 2004 of certain multi-year transmission line and storage improvement projects. These capital expenditures are being made for system extensions and for the replacement and improvement of existing transmission, distribution, gathering, storage and general facilities.

     The following is provided to summarize our contractual cash obligations for indicated periods after June 30, 2004:

                                             Payments Due by Period


($000)                            2005    2006-2007  2008-2009    After 2009        Total
                                  ----    ---------  ---------    ----------        -----

Interest expense(a)            $ 4,160     $ 8,320    $ 8,320    $  41,344       $ 62,144

Long-term debt(b)                1,650       3,300      3,300       46,449         54,699

Operating lease(c)                  76         139        125          758          1,098

Pension contributions(d)           798       1,596      1,596       10,334         14,324

Gas purchase obligations(e)     13,973       6,354      1,620          --          21,947
                               ---------   ---------  ---------   ---------     ---------
Total contractual
    obligations               $ 20,657     $19,709     $14,961   $  98,885       $154,212
                              =========   =========    ========   =========      ========


(a) Our Long-Term Debt, Notes Payable and Customers' Deposits all require interest payments. Interest payments are projected based on fiscal 2004 interest payments until the underlying debt matures. We have assumed a 40 year maturity for the Notes Payable.

(b) See Note 8 of the Notes to Consolidated Financial Statements for a description of this debt.

(c) The operating lease amount after June, 2009 includes the present value of leases having an indeterminate life. These leases relate primarily to storage well and compressor station site leases. For the purpose of this calculation we have assumed a 40 year life for these agreements, although we may cancel these leases at our option. To the extent that these leases extend beyond 2043, the annual lease payments will be $53,000.

(d) The pension contribution amount is based on the 2005 company contribution to the pension plan. For the purpose of this calculation, we have assumed a 40 year life for the pension plan. To the extent that the plan extends beyond 2043, the annual contribution is estimated to be $798,000.

(e) Gas purchase obligations represent annual commitments with suppliers for periods extending up to four years. These costs are recoverable in customer rates.


     In July, 2002, the U.S. Congress passed the Sarbanes-Oxley Act of 2002. Although the Act did not substantively change our corporate governance and internal control practices, we have formalized many of our governance and internal control related procedures, and are working in order to be in the position to issue the required Statement of Management Responsibility, which must be attested to by our external auditors in conjunction with the June 30, 2005 Annual Report on Form 10-K. We estimate that our external expenses for complying with the Act by June 30, 2005 will total in the range of approximately $400,000 to $450,000 of which approximately $349,000 has been recorded as of June 30, 2004.

     See Note 11 of the Notes to Consolidated Financial Statements for other commitments and contingencies.

Sufficiency of Future Cash Flows

     To the extent that internally generated cash is not sufficient to satisfy operating and capital expenditure requirements and to pay dividends, we will rely on our short-term line of credit. Our current available line of credit is $40,000,000, of which $4,738,000 was borrowed at June 30, 2004, classified as notes payable in the accompanying balance sheet. The line of credit is with Branch Banking and Trust Company, and extends through October 31, 2004. We intend to pursue renewal or to enter into a new agreement and seek similar terms as the existing agreement.

     We expect that internally generated cash, coupled with short-term borrowings, will be sufficient to satisfy our operating and normal capital expenditure requirements and to pay dividends for the next twelve months and the foreseeable future. We do not foresee defaulting on any of our line of credit or Debenture agreements.

     Our ability to sustain acceptable earnings levels, finance capital expenditures and pay dividends is contingent on the adequate and timely adjustment of the regulated sales and transportation prices we charge our customers. The Kentucky Public Service Commission sets these prices and we continuously monitor our need to file rate requests with the Kentucky Public Service Commission for a general rate increase for our regulated services. On April 5, 2004, Delta filed a request for increased rates with the Kentucky Public Service Commission. This general rate case (Case No. 2004-00067) requested an annual revenue increase of $4,277,000, an increase of 7.4%. The test year for the case was December 31, 2003. The rates were suspended up to and including October 4, 2004 by the Kentucky Public Service Commission in an Order dated April 23, 2004 so that they could investigate and determine the reasonableness of the proposed rates. A hearing was held on August 18, 2004. We cannot predict the outcome of this proceeding.


Critical Accounting Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates, assumptions, and at times difficult, subjective or complex judgments. Changes in these estimates, assumptions and judgments, in and of themselves, could materially impact our financial statements. The following are the accounting estimates that we believe are the most critical in nature.

Regulatory Accounting

     Our accounting policies historically reflect the effects of the rate-making process in accordance with Statement of Financial Accounting Standards No. 71, Accounting for the Effects of Certain Types of Regulation. Our regulated segment continues to be cost-of-service rate regulated, and we believe the application of Statement No. 71 to that segment continues to be appropriate. We must reaffirm this conclusion at each balance sheet date. If, as a result of a change in circumstances, it is determined that the regulated segment no longer meets the criteria of regulatory accounting under Statement No. 71, that segment will have to discontinue regulatory accounting and write-off the respective regulatory assets and liabilities. Such a write-off could have a material impact on our consolidated financial statements.

     The application of Statement No. 71 results in recording regulatory assets and liabilities. Regulatory assets represent the deferral of incurred costs that are probable of future recovery in customer rates. In some cases, we record regulatory assets before approval for recovery has been received from the Kentucky Public Service Commission. We must use judgment to conclude that costs deferred as regulatory assets are probable of future recovery. We base this conclusion on certain factors, including changes in the regulatory environment, recent rate orders issued by regulatory agencies and the status of any potential new legislation. Regulatory liabilities represent revenues received from customers to fund expected costs that have not yet been incurred or for probable future refunds to customers.

     We use our best judgment when recording regulatory assets and liabilities; however, regulatory commissions can reach different conclusions about the recovery of costs, and those conclusions could have a material impact on our consolidated financial statements. We believe it is probable that we will recover the regulatory assets that have been recorded.





Pension

     Our reported costs of providing pension benefits (as described in Note 4(a) of the Notes to Financial Statements) are dependent upon numerous factors resulting from actual plan experience and assumptions of future experience.

     Pension costs associated with our defined benefit pension plan, for example, are impacted by employee demographics (including age, compensation levels, and employment periods), the level of contributions we make to the plan and earnings on plan assets. Changes made to the provisions of the plan may impact current and future pension costs. Pension costs may also be significantly affected by changes in key actuarial assumptions, including anticipated rates of return on plan assets and the discount rates used in determining the projected benefit obligation and pension costs.

     In accordance with Statement of Financial Accounting Standards No. 87, Employers' Accounting for Pensions, changes in pension obligations associated with the above factors may not be immediately recognized as pension costs on the income statement, but may be deferred and amortized in the future over the average remaining service period of active plan participants in accordance with Statement 87. For the years ended June 30, 2004, 2003 and 2002, we recorded pension costs for our defined benefit pension plan of $725,000, $535,000 and $428,000, respectively.

     Effective April 1, 2002, our Board of Directors adopted a plan amendment which enhanced the formula for benefits paid under the Company's Defined Benefit Retirement Plan. In September, 2002, our Board of Directors approved an amendment to the plan effective November 1, 2002. The plan amendment reduced the formula for benefits paid under the plan for future service and restricted participants from taking the benefits paid on service rendered subsequent to November 1, 2002 in the form of lump-sum distributions from the plan.

     Our pension plan assets are principally comprised of equity and fixed income investments. Differences between actual portfolio returns and expected returns may result in increased or decreased pension costs in future periods. Likewise, changes in assumptions regarding current discount rates and expected rates of return on plan assets could also increase or decrease recorded pension costs.

     In selecting our discount rate assumption we considered rates of return on high-quality fixed-income investments that are expected to be available through the maturity dates of the pension benefits. Our expected long-term rate of return on pension plan assets is 8 percent and is based on our targeted asset allocation assumption of approximately 60 percent equity investments and approximately 40 percent fixed income investments. Our approximately 60 percent equity investment target includes allocations to domestic, international, and emerging markets managers. Our asset allocation is designed to achieve a moderate level of overall portfolio risk in keeping with our desired risk objective. We regularly review our asset allocation and periodically rebalance our investments to our targeted allocation as appropriate.

     We calculate the expected return on assets in our determination of pension cost based on the market value of assets at the measurement date. Using the market value recognizes investment gains or losses in the year in which they occur.

     Based on our assumed long-term rate of return of 8 percent, discount rate of 6 percent, and various other assumptions, we estimate that our pension costs associated with our defined benefits pension plan will decrease from $725,000 in 2004 to $556,000 in 2005. Modifying the expected long-term rate of return on our pension plan assets by .25 percent would change pension costs for 2005 by approximately $27,000. Modifying the discount rate assumption by .25 percent would change 2005 pension costs by approximately $45,000.

Accumulated Provisions for Doubtful Accounts

     We encounter risks associated with the collection of our accounts receivable. As such, we record a monthly provision for accounts receivable that are considered to be uncollectible. In order to calculate the appropriate monthly provision, we primarily utilize the historical accounts receivable write-off amounts. Quarterly, at a minimum, we review the reserve for reasonableness based on the level of revenue and the aging of the receivable balance. The underlying assumptions used for the allowance can change from period to period and the allowance could potentially cause a material impact to the income statement and working capital. The actual weather, commodity prices and other internal and external economic conditions, such as the mix of the customer base between residential, commercial and industrial, may vary significantly from our assumptions and may impact operating income.

Asset Retirement Obligations

     We adopted Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, during fiscal year 2003 and the primary impact was to change the method of accruing for oil and gas well plugging and abandonment costs. Statement No. 143 requires that the fair value of our retirement obligations be recorded at the time the obligations are incurred. Statement No. 143 does not require the recognition of asset retirement obligations with indeterminate useful lives. Upon initial recognition of an asset retirement obligation, we increase the carrying amount of the long-lived asset by the same amount as the liability. Over time the liabilities are accreted for the change in their present value, through charges to depreciation, depletion and amortization, and the initial capitalized costs are depleted over the useful lives of the related assets. We must use judgment to identify all appropriate asset retirement obligations. The underlying assumptions used for the value of the retirement obligation and related capitalized costs can change from period to period. These assumptions include the estimated future retirement costs, the estimated retirement date and the assumed credit-adjusted risk free interest rate.

New Accounting Pronouncements

     Significant management judgment is generally required during the process of adopting new accounting pronouncements. See Note 2 of the Notes to Consolidated Financial Statements for a discussion of these pronouncements.


Factors That May Affect Future Results

     Management's Discussion and Analysis of Financial Condition and Results of Operations and the other sections of this report contain forward-looking statements that are not statements of historical facts. We have attempted to identify these statements by using words such as "estimates", "attempts", "expects", "monitors", "plans", "anticipates", "intends", "continues", "believes", "seeks", "strives" and similar expressions.

     These   forward-looking   statements  include,  but  are  not  limited  to,
statements about:

o        our operational plans and strategies,
o        the cost and availability of our natural gas supplies,
o        our capital expenditures,
o        sources and availability of funding for our operations and expansion,
o our anticipated growth and growth opportunities through system expansion and acquisition,
o        competitive conditions that we face,
o        our production, storage, gathering and transportation activities,
o        regulatory and legislative matters, and
o        dividends

     Factors that could cause future results to differ materially from those expressed in or implied by the forward-looking statements or historical results include the impact or outcome of:

o the ongoing restructuring of the natural gas industry and the outcome of the regulatory proceedings related to that restructuring,
o        the changing regulatory environment, generally,
o a change in the rights under present regulatory rules to recover for costs of gas supply, other expenses and investments in capital assets,
o        uncertainty in our capital expenditure requirements,
o changes in economic conditions, demographic patterns and weather conditions in our retail service areas,
o changes affecting our cost of providing gas service, including changes in gas supply costs, cost and availability of interstate pipeline capacity, interest rates, the availability of external sources of financing for our operations, tax laws, environmental laws and the general rate of inflation,
o changes affecting the cost of competing energy alternatives and competing gas distributors, and
o changes in accounting principles and tax laws or the application of such principles and laws to us.



Results of  Operations

     For  meaningful  analysis  of  our  revenue  and  expense  variations,  the variation amounts and percentages presented below for regulated and non-regulated revenues and expenses include intersegment transactions. These intersegment revenues and expenses whose variations are also disclosed in the following tables, are eliminated in the consolidated statements of income.

Operating Revenues

     In the following table we set forth variations in our revenues for the last two fiscal years:

 ($000)                                          2004 compared    2003 compared
                                                       to              to
                                                      2003            2002
                                                 ------------     ------------

 Increase (decrease) in our regulated
     revenues
        Gas rates                                         6,801          3,030
        Weather normalization adjustment                    690         (1,619)
        Sales volumes                                    (3,576)         5,685
        On-system transportation                            (19)            47
        Off-system transportation                           544            340
        Other                                                10             (3)
                                                     ----------      ---------
             Total                                        4,450          7,480
                                                     ----------      ---------

 Increase (decrease) in our non-regulated
     revenues
        Gas rates                                         4,349          4,519
        Sales volumes                                     2,100         (1,106)
        Other                                                31              7
                                                    -----------      ---------
             Total                                        6,480          3,420

 Increase (decrease) in our intersegment
     revenues                                             (116)         1,610
                                                    -----------      --------

              Increase (decrease) in our
               consolidated revenues                    10,814         12,510
                                                     ==========     ==========


 Percentage increase (decrease) in our
      regulated volumes
        Gas sales                                         (7.8)          15.3
        On-system transportation                          (2.5)           8.9
        Off-system transportation                         33.2           28.0
 Percentage  increase (decrease) in our non-
     regulated gas sales volumes                          10.2           (7.5)


     Heating degree days billed were 96% of normal thirty year average temperatures for fiscal 2004, as compared with 106% of normal temperatures for 2003 and 89% of normal for 2002. A "heating degree day" results from a day during which the average of the high and low temperature is at least one degree less than 65 degrees Fahrenheit.

     The increase in operating revenues for 2004 of $10,814,000 was primarily due to a 26.1% increase in gas costs reflected in higher sales prices and a 10.2% increase in non-regulated sales volumes due to increases in volumes purchased by our off-system customers. These increases were offset by a 7.8% decrease in regulated volumes due to the 8.6% warmer weather in the 2004 period.

     The increase in operating revenues for 2003 of $12,510,000 was primarily due to the 15.3% increase in our regulated volumes because of the significantly colder weather in 2003, as well as the 23.7% increase in gas costs reflected in higher sales prices. This increase, however, was offset to some extent because unusually cold temperatures caused us to adjust our rates downward under our authorized weather normalization tariff. The decrease in our non-regulated sales volumes and our intersegment revenues is a result of the non-regulated segment discontinuing the practice of selling gas to the regulated segment effective January 1, 2002.

Operating Expenses

     In the following table we set forth variations in our purchased gas expense for the last two fiscal years:

($000)                                           2004 compared   2003 compared
                                                   to  2003         to 2002
                                                 -------------   -------------

Increase (decrease) in our regulated
    gas expense
       Gas rates                                    6,423                3,068
       Purchase volumes                            (2,071)               3,784
                                                 ----------          ----------
          Total                                     4,352                6,852
                                                  ---------           ----------

Increase (decrease) in our non-regulated
   gas expense
      Gas rates                                     5,070               3,273
      Purchase volumes                              1,559                 (922)
      Transportation expense                          116                   81
                                                  ---------         ------------
          Total                                     6,745               2,432
                                                   --------          ----------

Decrease (increase) in our intersegment
     gas expense                                    (116)              1,610
                                                   ---------         ----------

Increase in our consolidated gas expense           10,981              10,894
                                                   =======           =========

     Natural gas prices are determined in an unregulated national market. Therefore, the price that we pay for natural gas fluctuates with national supply and demand.

     The increase in purchased gas expense for 2004 of $10,981,000 was primarily due to a 26.1% increase in gas costs because of higher prices and a 10.2% increase in non-regulated sales volumes offset by a 7.8% decrease in regulated volumes sold.

     The increase in purchased gas expense for 2003 of $10,894,000 was due primarily to the 23.7% increase in the cost of gas purchased for regulated sales and the 15.3% increase in regulated volumes sold.

     The increase in operation and maintenance expense of $972,000 for the year ended June 30, 2003 was primarily due to an increase in bad debt expense resulting from higher gas prices and colder winter weather, as well as an increase in employee benefit costs.

     The increase in taxes other than income taxes for the year ended June 30, 2003 of $155,000 was primarily due to increased property taxes.

     The decrease in other interest for 2004 of $260,000 is a result of lower short-term borrowings.

Basic and Diluted Earnings Per Common Share

     For the fiscal years ended June 30, 2004, 2003 and 2002, our basic earnings per common share changed as a result of changes in net income and an increase in the number of our common shares outstanding. We increased our number of common shares outstanding as a result of shares issued through our Dividend Reinvestment and Stock Purchase Plan, our Employee Stock Purchase Plan and our May, 2003 common stock offering of 600,000 shares.

     We have no potentially dilutive securities. As a result, our basic earnings per common share and our diluted earnings per common share are the same.

Item 7A.  Quantitative and Qualitative Disclosures About Market Risk

     We purchase our gas supply through a combination of spot market gas purchases and forward gas purchases. The price of spot market gas is based on the market price at the time of delivery. The price we pay for our natural gas supply acquired under our forward gas purchase contracts, however, is fixed prior to the delivery of the gas. Additionally, we inject some of our gas purchases into gas storage facilities in the non-heating months and withdraw this gas from storage for delivery to customers during the heating season. We have minimal price risk resulting from these forward gas purchase and storage arrangements, because we are permitted to pass these gas costs on to our regulated customers through the gas cost recovery rate mechanism.

     Price risk for the non-regulated business is mitigated by efforts to balance supply and demand. However, there are greater risks in the non-regulated segment because of the practical limitations on the ability to perfectly predict demand. In addition, we are exposed to price risk resulting from changes in the market price of gas on uncommitted gas volumes of our non-regulated companies.

     None of our gas contracts are accounted for using the fair value method of accounting. While some of our gas purchase contracts meet the definition of a derivative, we have designated these contracts as "normal purchases" under Statement of Financial Accounting Standards No. 133, entitled Accounting for Derivative Instruments and Hedging Activities.

     We are exposed to risk resulting from changes in interest rates on our variable rate notes payable. The interest rate on our current short-term line of credit with Branch Banking and Trust Company is benchmarked to the monthly London Interbank Offered Rate. The balance on our short-term line of credit was $4,738,000 and $1,031,000 on June 30, 2004 and 2003, respectively. Based on the amount of our outstanding short-term line of credit on June 30, 2004 and 2003, a one percent (one hundred basis point) increase in our average interest rate would result in a decrease in our annual pre-tax net income of $47,000 and $10,000, respectively.



Item 8.   Financial Statements and Supplementary Data

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULE                  PAGE

Management's Statement of Responsibility for Financial Reporting
and Accounting                                                            27

Report of Independent Registered Public Accounting Firm                   28

Consolidated Statements of Income for the years ended June 30,
2004, 2003, and 2002                                                       29

Consolidated Statements of Cash Flows for the years ended
June 30, 2004, 2003 and 2002                                               30

Consolidated Balance Sheets as of June 30, 2004 and 2003                   32

Consolidated Statements of Changes in Shareholders' Equity
for the years ended June 30, 2004, 2003 and 2002                           34

Consolidated Statements of Capitalization as of June 30,
2004 and 2003                                                              36

Notes to Consolidated Financial Statements                                 37

Schedule II - Valuation and Qualifying Accounts for the years
ended June 30, 2004, 2003 and 2002                                         49

Schedules other than those listed above are omitted because they are not required, not applicable or the required information is shown in the financial statements or notes thereto.


Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

         None.


Item 9A.   Controls and Procedures

     Disclosure controls and procedures are our controls and other procedures that are designed to provide reasonable assurance that information required to be disclosed by us in the reports that we file or submit under the Securities Exchange Act of 1934 ("Exchange Act") is recorded, processed, summarized, and reported within the time periods specified in the Securities and Exchange Commission's ("SEC") rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to provide reasonable assurance that information required to be disclosed by us in the reports that we file under the Exchange Act is accumulated and communicated to our management, including our chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure.

     Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we have evaluated the effectiveness of our disclosure controls and procedures as of June 30, 2004, and, based upon this evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that these controls and procedures are effective in providing reasonable assurance that information requiring disclosure is recorded, processed, summarized, and reported within the timeframe specified by the SEC's rules and forms.

     Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we have evaluated any change in our internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the fiscal quarter ended June 30, 2004 and found no change that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.


Item 9B.  Other Information

         None.


                              PART III


Item 10.   Directors and Executive Officers of the Registrant

Code of Conduct

     We have adopted our Business Code of Conduct and Ethics, which is a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, and Controller. Our Code of Ethics may be viewed on our website at www.deltagas.com. Any amendment to or waiver of the application of our Code of Ethics will be promptly disclosed on our website at www.deltagas.com.


Item 11.   Executive Compensation


Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters


Item 13.   Certain Relationships and Related Transactions


Item 14.   Principal Accountant Fees and Services

     Registrant intends to file a definitive proxy statement with the Commission pursuant to Regulation 14A (17 CFR 240.14a) not later than 120 days after the close of the fiscal year. In accordance with General Instruction G(3) to Form 10-K, the information called for by Items 10, 11, 12, 13 and 14 is incorporated herein by reference to the definitive proxy statement. Neither the report on Executive Compensation nor the performance graph included in the Company's definitive proxy statement shall be deemed incorporated herein by reference.

                                    PART IV


Item 15.   Exhibits and Financial Statement Schedules

(a)  - Financial Statements, Schedules and Exhibits

(1)  - Financial Statements See Index at Item 8

(2)  - Financial Statement Schedules
       See Index at Item 8

      (3)  -  Exhibits

      Exhibit No.

3(i) Registrant's   Amended  and   Restated   Articles  of   Incorporation   are
     incorporated herein by reference to Exhibit 4(a) to Delta's Registration Statement on Form S-2 (Reg. No. 333-0431) dated April 4, 2003.

3(ii)Registrant's Amended and Restated By-Laws (dated November 21, 2002) are incorporated herein by reference to Exhibit 3(a) to Registrant's Form 10-Q (File No. 000-08788) for the period ended December 31, 2002.

4(a) The Indenture  dated  September 1, 1993 in respect of 6 5/8% Debentures due
     October 1, 2023, is incorporated herein by reference to Exhibit 4(e) to Delta's Form S-2 (Reg. No. 33-68274) dated September 2, 1993.

4(b) The Indenture dated March 1, 1998 in respect of 7.15%  Debentures due April
     1, 2018, is incorporated herein by reference to Exhibit 4(d) to Delta's Form S-2 (Reg. No. 333-47791) dated March 11, 1998.

4(c) The  Indenture  dated  January  1, 2003 in  respect  of 7%  Debentures  due
     February 1, 2023, is incorporated herein by reference to Exhibit 4(d) to Delta's Form S-2 (Reg. 333-100852) dated October 30, 2002.

10(a)Employment agreements between Registrant and five officers, those being John B. Brown, Johnny L. Caudill, John F. Hall, Alan L. Heath and Glenn R. Jennings, are incorporated herein by reference to Exhibit 10(k) to Registrant's Form 10-Q (File No. 000-08788) for the period ended March 31, 2000.

10(b)Gas Sales  Agreement,  dated May 1, 2000, by and between the Registrant and
     Woodward Marketing, L.L.C. is incorporated herein by reference to Exhibit 10(d) to Registrant's Form S-2 (Reg. No. 333-100852) dated February 7, 2003.

10(c)Gas Sales  Agreement,  dated May 1, 2003, by and between the Registrant and
     Woodward Marketing, LLC is incorporated herein by reference to Exhibit 10(c) to Registrant's Form 10-K (Reg. No. 000-08788) dated September 5, 2003.

10(d)Gas  Transportation  Agreement  (Service Package 9069),  dated December 19,
     1994, by and between Tennessee Gas Pipeline Company and Registrant is incorporated herein by reference to Exhibit 10(e) to Registrant's Form S-2 (Reg. No. 333-100852) dated February 7, 2003.

10(e)GTS Service  Agreement  (Service  Agreement No.  37815),  dated November 1,
     1993, by and between Columbia Gas Transmission Corporation and Registrant is incorporated herein by reference to Exhibit 10(f) to Registrant's Form S-2 (Reg. No. 333-100852) dated February 7, 2003.

10(f)FTS1 Service  Agreement  (Service  Agreement  No.  4328),  dated October 4,
     1994, by and between Columbia Gulf Transmission Company and Registrant is incorporated herein by reference to Exhibit 10(g) to Registrant's Form S-2 (Reg. No. 333-100852) dated February 7, 2003.

10(g)Loan  Agreement,  dated October 31, 2002, by and between Branch Banking and
     Trust Company and Registrant is incorporated herein by reference to Exhibit 10(i) to Registrant's Form S-2 (Reg. No. 333-100852) dated February 7, 2003. 10(h) Promissory Note, in the original principal amount of $40,000,000, made by Registrant to the order of Branch Banking and Trust Company, is incorporated herein by reference to Exhibit 10(a) to Registrant's Form 10-Q (File No. 000-08788) for the period ended September 30, 2002.

10(i)Gas Storage  Lease,  dated  October 4, 1995,  by and between Judy L. Fuson,
     Guardian of Jamie Nicole Fuson, a minor, and Lonnie D. Ferrin and Assignment and Assumption Agreement, dated November 10, 1995, by and between Lonnie D. Ferrin and Registrant is incorporated herein by reference to Exhibit 10(j) to Registrant's Form S-2 (Reg. No. 333-104301) dated April 4, 2003.

10(j)Gas  Storage  Lease,  dated  November  6, 1995,  by and  between  Thomas J.
     Carnes, individually and as Attorney-in-fact and Trustee for the individuals named therein, and Registrant, is incorporated herein by reference to Exhibit 10(k) to Registrant's Form S-2 (Reg. No. 333-104301) dated April 4, 2003.

10(k)Deed and Perpetual Gas Storage  Easement,  dated  December 21, 1995, by and between Katherine M. Cornelius, William Cornelius, Frances Carolyn Fitzpatrick, Isabelle Fitzpatrick Smith and Kenneth W. Smith and Registrant is incorporated herein by reference to Exhibit 10(l) to Registrant's Form S-2 (Reg. No. 333-104301) dated April 4, 2003.

10(l)Underground Gas Storage Lease and Agreement, dated March 9, 1994, by and between Equitable Resources Exploration, a division of Equitable Resources Energy Company, and Lonnie D. Ferrin and Amendment No. 1 and Novation to Underground Gas Storage Lease and Agreement, dated March 22, 1995, by and between Equitable Resources Exploration, Lonnie D. Ferrin and Registrant, is incorporated herein by reference to Exhibit 10(m) to Registrant's Form S-2 (Reg. No. 333-104301) dated April 4, 2003.

10(m)Base  Contract  for  Short-Term  Sale and  Purchase of Natural  Gas,  dated
     January 1, 2002, by and between M & B Gas Services, Inc. and Registrant, is incorporated herein by reference to Exhibit 10(n) to Registrant's Form S-2 (Reg. No. 333-104301) dated April 4, 2003.

10(n)Oil and Gas Lease, dated July 19, 1995, by and between Meredith J. Evans and Helen Evans and Paddock Oil and Gas, Inc.; Assignment, dated June 15, 1995, by Paddock Oil and Gas, Inc., as assignor, to Lonnie D. Ferrin, as assignee; Assignment, dated August 31, 1995, by Paddock Oil and Gas, Inc., as assignor, to Lonnie D. Ferrin, as assignee; and Assignment and Assumption Agreement, dated November 10, 1995, by and between Lonnie D. Ferrin and Registrant, is incorporated herein by reference to Exhibit 10(o) to Registrant's Form S-2 (Reg. No. 333-104301) dated April 4, 2003.

12   Computation of the Consolidated Ratio of Earnings to Fixed Charges.

21   Subsidiaries of the Registrant.

23   Consent of Independent Registered Public Accounting Firm.

31.1 Certification of the Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act.

31.2 Certification of the Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act.

32.1 Written  statement of the Chief  Executive  Officer,  pursuant to 18 U.S.C.
     Section 1350.

32.2 Written statement of the Principal Financial Officer, pursuant to 18 U.S.C.
     Section 1350.

                                SIGNATURES


     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of September, 2004.


                                DELTA NATURAL GAS COMPANY, INC.

                                By:  /s/Glenn R. Jennings
                                    -------------------------------
                                        Glenn R. Jennings, President
                                        and Chief Executive Officer

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

(i)  Principal Executive Officer:


/s/Glenn R. Jennings               President, Chief Executive  September 3, 2004
--------------------------------   Officer and Vice Chairman
   (Glenn R. Jennings)             of the Board

(ii) Principal Financial Officer:


/s/John F. Hall                    Vice-President - Finance,   September 3, 2004
--------------------------------   Secretary and Treasurer
  (John F. Hall)

(iii) Principal Accounting Officer:


/s/John B. Brown                   Controller                  September 3, 2004
--------------------------------
  (John B. Brown)

(iv) A Majority of the Board of Directors:


/s/H. D. Peet                       Chairman of the Board      September 3, 2004
---------------------------------
  (H. D. Peet)


/s/Donald R. Crowe                   Director                  September 3, 2004
---------------------------------
   (Donald R. Crowe)


/s/Jane Hylton Green                 Director                  September 3, 2004
---------------------------------
  (Jane Hylton Green)


 /s/Lanny D. Greer                   Director                  September 3, 2004
---------------------------------
   (Lanny D. Greer)

/s/Billy Joe Hall                     Director                 September 3, 2004
--------------------------------
  (Billy Joe Hall)


/s/Michael J. Kistner                 Director                 September 3, 2004
--------------------------------
  (Michael J. Kistner)


/s/Lewis N. Melton                    Director                 September 3, 2004
--------------------------------
  (Lewis N. Melton)


/s/Arthur E. Walker, Jr.              Director                 September 3, 2004
--------------------------------
  (Arthur E. Walker, Jr.)


/s/Michael R. Whitley                 Director                 September 3, 2004
--------------------------------
  (Michael R. Whitley)

Management's Statement of Responsibility for Financial Reporting and Accounting

     Management is responsible for the preparation, presentation and integrity of the financial statements and other financial information in this report. In preparing financial statements in conformity with accounting principles generally accepted in the United States, management is required to make estimates and assumptions that affect the reported amount of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities at the date of the financial statements and during the reporting period. Actual results could differ from these estimates.

     The Company maintains a system of accounting and internal controls which management believes provides reasonable assurance that the accounting records are reliable for purposes of preparing financial statements and that the assets are properly accounted for and protected.

     The Board of Directors pursues its oversight role for these financial statements through its Audit Committee, which consists of four outside directors. The Audit Committee meets periodically with management to review the work and monitor the discharge of their responsibilities. The Audit Committee also meets periodically with the Company's internal auditor as well as representatives of Deloitte & Touche LLP, the Company's independent registered public accounting firm, who have full and free access to the Audit Committee, with or without management present, to discuss internal accounting control, auditing and financial reporting matters.




Glenn R. Jennings           John F. Hall                          John B. Brown
President and Chief         Vice President - Finance,             Controller
Executive Officer           Secretary and Treasurer

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





To the Board of Directors and Shareholders of Delta Natural Gas Company, Inc.:





We have audited the accompanying consolidated balance sheets and statements of capitalization of Delta Natural Gas Company and subsidiaries (the "Company") as of June 30, 2004 and 2003, and the related consolidated statements of income, cash flows and changes in shareholders' equity for the three years in the period ended June 30, 2004. Our audit also included the financial statement schedule included in Item 15a(2) of this Annual Report. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.


We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 2004, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion the financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


As discussed in Note 2 to the financial statements, in 2003 the Company adopted Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations".


DELOITTE & TOUCHE LLP


Cincinnati, Ohio
August 13, 2004



Delta Natural Gas Company, Inc. and Subsidiary Companies

Consolidated Statements of Income

For the Years Ended June 30,                            2004               2003               2002
                                                        ----              -----               ----

Operating Revenues                                 $ 79,193,614       $ 68,380,263        $ 55,870,219
                                                   ------------       ------------        ------------

Operating Expenses
   Purchased gas                                   $ 51,972,671       $ 40,991,670        $ 30,097,664
   Operation and maintenance                         10,665,340         10,657,552           9,685,746
   Depreciation and depletion                         4,432,151          4,281,207           4,080,944
   Taxes other than income
     taxes                                            1,590,548          1,510,111           1,354,913
   Income tax expense (Note 3)                        2,359,600          2,413,357           2,249,500
                                                   ------------     --------------      --------------
      Total operating expenses                     $ 71,020,310       $ 59,853,897        $ 47,468,767
                                                   ------------       ------------        ------------

Operating Income                                  $   8,173,304      $   8,526,366       $   8,401,452
                                                   ------------      -------------       -------------

Other Income and Deductions, Net                  $      60,532      $      47,641       $      17,018

Interest Charges
   Interest on long-term debt                         3,835,797          3,858,082           3,728,847
   Other interest                                       323,191            582,955             891,750
   Amortization of debt expense                         236,789            193,993             161,160
                                                   ------------     --------------        ------------
      Total interest charges                       $  4,395,777     $    4,635,030        $  4,781,757
                                                   ------------     --------------        ------------

Income Before Cumulative Effect of
a Change in Accounting Principle                   $  3,838,059     $    3,938,977        $  3,636,713

Cumulative Effect of a Change in
Accounting Principle, net of income
taxes of $55,000 (Note 2)                                   --           (88,370)                  --
                                                   ------------    --------------        ------------


   Net Income                                      $  3,838,059     $    3,850,607        $  3,636,713
                                                   ============     ==============        ============

Basic and Diluted Earnings Per Common
Share Before Cumulative Effect of a
Change In Accounting Principle                     $       1.20     $        1.49         $      1.45

Cumulative Effect of a Change in
Accounting Principle
                                                             --              (.03)               --
                                                   -------------     --------------    -------------

Basic and Diluted Earnings Per
Common Share                                       $        1.20    $        1.46       $       1.45
                                                    ============     =============     =============


Weighted Average Number of Common Shares
Outstanding (Basic and Diluted)                       3,185,158          2,641,829          2,513,804

Dividends Declared Per Common Share                 $      1.18      $       1.18       $       1.16

The accompanying notes to consolidated financial statements are an integral part of these statements.


Delta Natural Gas Company, Inc. and Subsidiary Companies

Consolidated Statements of Cash Flows

For the Years Ended June 30,                                       2004                2003               2002
                                                                   ----                ----               ----

Cash Flows From Operating Activities
     Net income                                               $  3,838,059         $ 3,850,607       $  3,636,713

   Adjustments to reconcile net income to net
          cash from operating activities
      Cumulative effect of a change in accounting                       --              88,370                --
      principle
      Depreciation, depletion and amortization                   4,658,413           4,461,812           4,354,396
      Deferred income taxes and investment
          tax credits                                            1,905,680           1,991,258           1,110,916
      Other - net                                                  681,910             675,807              595,894

   (Increase) decrease in assets
      Accounts receivable                                         (204,603)         (1,682,752)          1,767,741
      Gas in storage                                            (2,615,968)            189,870            (556,871)
      Deferred gas cost                                          2,768,192            (215,765)            368,648
      Materials and supplies                                       199,717             (28,723)              69,663
      Prepayments                                                 (723,669)            (78,355)            681,195
      Other assets                                                (142,794)           (235,549)           (89,615)

   Increase (decrease) in  liabilities
      Accounts payable                                          (3,272,634)          6,178,302         (1,197,677)
      Accrued taxes                                                230,713             178,207             (44,503)
      Other current liabilities                                    (60,720)           (244,388)           163,936
      Other liabilities                                             13,727              57,368            (22,001)
                                                           ---------------     ---------------    ---------------

         Net  cash provided by operating activities           $  7,276,023         $15,186,069       $ 10,838,435
                                                              ------------         -----------       ------------

Cash Flows From Investing Activities
   Capital expenditures                                       $ (8,959,153)       $ (8,839,091)      $ (9,748,304)
                                                              -------------       ------------       ------------

         Net cash used in investing activities                $ (8,959,153)       $ (8,839,091)      $ (9,748,304)
                                                              -------------       ------------       ------------


The accompanying notes to consolidated financial statements are an integral part of these statements.


Delta Natural Gas Company, Inc. and Subsidiary Companies

Consolidated Statements of Cash Flows (continued)

For the Years Ended June 30,                                        2004                   2003                 2002
                                                                    ----                   ----                 ----

Cash Flows From Financing Activities
   Dividends on common stock                                  $  (3,758,748)      $   (3,185,900)       $  (2,916,418)
   Issuance of common stock, net                                    807,617           13,096,249              707,422
   Issuance of long-term debt                                            --           20,000,000                   --
   Long-term debt issuance expense                                       --             (819,408)                  --
   Repayment of long-term debt                                     (324,000)         (15,919,240)          (1,375,000)
   Issuance of notes payable                                     57,805,684           84,556,011           36,860,000
   Repayment of notes payable                                   (54,098,603)        (102,879,912)         (34,305,000)
                                                             ---------------        ------------         ------------

         Net cash provided by (used in)
           financing activities                              $      431,950       $   (5,152,200)       $  (1,028,996)
                                                             --------------       --------------        -------------

Net Increase (Decrease) in Cash and
   Cash Equivalents                                           $  (1,251,180)      $    1,194,778      $        61,135

Cash and Cash Equivalents,
   Beginning of Year                                          $   1,420,014              225,236              164,101
                                                              -------------      ---------------      ---------------

Cash and Cash Equivalents,
   End of Year                                               $      168,834       $    1,420,014       $      225,236
                                                             ==============       ==============       ==============


Supplemental Disclosures of Cash
   Flow Information
    Cash paid during the year for
         Interest                                             $   4,160,291       $    4,701,320        $   4,636,051
         Income taxes (net of refunds)                       $      804,035      $       355,308        $   1,130,566


The accompanying notes to consolidated financial statements are an integral part of these statements.




Delta Natural Gas Company, Inc. and Subsidiary Companies

Consolidated Balance Sheets

As of June 30,                                                                   2004                  2003
                                                                                 ----                  ----

Assets
   Gas Utility Plant, at cost                                              $170,337,427           $163,745,044
      Less - Accumulated provision for depreciation                         (55,121,511)           (51,670,448)
                                                                           -------------          ------------

         Net gas plant                                                     $115,215,916           $112,074,596
                                                                           ------------           ------------

   Current Assets
      Cash and cash equivalents                                           $     168,834         $    1,420,014
      Accounts receivable, less accumulated provision for
         doubtful accounts of $300,000 and $350,000 in
         2004 and 2003, respectively                                          4,771,380              4,566,777
      Gas in storage, at average cost                                         7,749,089              5,090,440
      Deferred gas costs                                                      1,523,632              4,291,824
      Materials and supplies, at first-in, first-out cost                       352,762                552,479
      Prepayments                                                             1,190,818                467,149
                                                                          -------------        ----------------

         Total current assets                                             $  15,756,515          $  16,388,683
                                                                          -------------          -------------

   Other Assets
      Cash surrender value of officers' life
        insurance (face amount of $1,236,009)                             $     376,930        $       356,137
      Note receivable from officer                                              110,000                134,000
      Prepaid pension cost (Note 4)                                           2,694,151                     --
      Unamortized debt expense
        and other (Notes 4 and 8)                                             4,218,617              4,333,900
                                                                          -------------        ---------------

         Total other assets                                                $  7,399,698         $    4,824,037
                                                                           ------------         --------------

            Total assets                                                   $138,372,129         $  133,287,316
                                                                           ============         ==============


The accompanying notes to consolidated financial statements are an integral part of these statements.



Delta Natural Gas Company, Inc. and Subsidiary Companies

Consolidated Balance Sheets (continued)

As of June 30,                                                                 2004                2003
                                                                               ----                ----

Liabilities and Shareholders' Equity

   Capitalization (See Consolidated Statements
   of Capitalization)
      Common shareholders' equity
         Common shares ($1.00 par value)                                 $     3,200,715      $    3,166,940
         Premium on common shares                                             44,236,128          43,462,433
         Capital stock expense                                                (2,597,999)         (2,598,146)
         Accumulated other comprehensive loss                                         --          (2,050,636)
         Retained earnings                                                     3,991,317           3,912,006
                                                                         ---------------     ---------------
             Total common shareholders' equity                            $   48,830,161       $  45,892,597

      Long-term debt (Notes 8 and 9)                                          53,049,000          53,373,000
                                                                          --------------      --------------

         Total capitalization                                              $ 101,879,161       $  99,265,597
                                                                           -------------       -------------

   Current Liabilities
      Notes payable (Note 7)                                             $     4,738,180      $    1,031,099
      Current portion of long-term debt (Notes 8 and 9)                        1,650,000           1,650,000
      Accounts payable                                                         6,609,787          10,624,087
      Accrued taxes                                                            1,027,937             797,224
      Customers' deposits                                                        433,809             442,315
      Accrued interest on debt                                                   901,370             902,673
      Accrued vacation                                                           624,604             576,388
      Other accrued liabilities                                                  488,031             587,158
                                                                        ----------------    ----------------

         Total current liabilities                                         $  16,473,718       $  16,610,944
                                                                           -------------       -------------

   Deferred Credits and Other
      Deferred income taxes                                                $  17,967,611       $  14,620,631
      Investment tax credits                                                     326,200             364,600
      Regulatory liabilities (Note 1)                                          1,431,600           1,428,652
      Pension liability (Note 4)                                                      --             716,780
      Advances for construction and other                                        293,839             280,112
                                                                         ---------------    ----------------

         Total deferred credits and other                                  $  20,019,250       $  17,410,775
                                                                           -------------       -------------
  Commitments and Contingencies (Note 11)
             Total liabilities and shareholders' equity                     $138,372,129        $133,287,316
                                                                            ============        ============

The accompanying notes to consolidated financial statements are an integral part of these statements.



           Delta Natural Gas Company, Inc. and Subsidiary Companies

           Consolidated Statements of Changes in
           Shareholders' Equity

 For the Years Ended June 30,                                2004                2003                2002
                                                             ----                ----                ----

 Common Shares
    Balance, beginning of year                          $   3,166,940       $   2,530,079        $    2,495,679
       Common stock offering, $1.00 par value
         of 600,000 shares issued in 2003                          --             600,000                    --
       Dividend reinvestment and stock
         purchase plan, $1.00 par value of 29,129,
         30,821 and 28,506 shares issued in 2004,
         2003 and 2002, respectively                           29,129              30,821                28,506
      Issued to directors, $1.00 par value of 900
         and 800 shares in 2003 and 2002,                          --                 900                  800
         respectively
       Employee stock purchase plan and
         other, $1.00 par value of 4,646, 5,140
         and 5,094 shares issued in 2004, 2003 and
         2002, respectively                                     4,646              5,140                 5,094
                                                      -----------------   ----------------      ---------------

    Balance, end of year                                $   3,200,715      $    3,166,940        $    2,530,079
                                                        =============      ==============        ==============

 Premium on Common Shares
    Balance, beginning of year                           $ 43,462,433       $  30,330,330        $  29,657,308
      Premium on issuance of common shares
       Common stock offering                                       --          12,360,000                   --
       Dividend reinvestment and stock
         purchase plan                                        670,243             644,906              561,547
       Issued to directors                                         --              19,638               16,712
       Employee stock purchase plan and
         other                                                103,452              107,559              94,763
                                                      ---------------     ----------------    -----------------

    Balance, end of year                                 $ 44,236,128       $  43,462,433        $  30,330,330
                                                         ============       =============       ==============

 Capital Stock Expense
    Balance, beginning of year                          $  (2,598,146)     $   (1,925,431)      $    (1,925,431)
      Common stock offering                                       147            (672,715)                   --
                                                        ---------------     --------------       --------------


    Balance, end of year                                $  (2,597,999)     $   (2,598,146)      $   (1,925,431)
                                                        =============      ==============       ==============
 Accumulated Other Comprehensive
    Income (Loss)
    Balance, beginning of year                          $  (2,050,636)    $           --        $           --
       Minimum pension liability adjustment,
         net of tax benefit of $1,335,800 (Note 4)          2,050,636          (2,050,636)                  --
                                                       --------------     ---------------       ---------------


    Balance, end of year                              $            --      $   (2,050,636)      $           --
                                                      ==================   ==============      ===============


The accompanying notes to consolidated financial statements are an integral part of these statements.



Delta Natural Gas Company, Inc. and Subsidiary
Companies

Consolidated Statements of Changes in
Shareholders' Equity (continued)

For the Years Ended June 30,                                2004                2003                2002
                                                            ----                ----                ----


Retained Earnings
   Balance, beginning of year                          $   3,912,006      $    3,247,299       $   2,527,004
     Net income                                            3,838,059           3,850,607           3,636,713
     Cash dividends declared on common
       shares (See Consolidated
       Statements of Income for rates)                    (3,758,748)         (3,185,900)         (2,916,418)
                                                      ---------------     --------------      --------------

   Balance, end of year                                $   3,991,317      $    3,912,006       $   3,247,299
                                                       =============      ==============       =============

Common Shareholders' Equity
    Balance, beginning of year                          $ 45,892,597       $  34,182,277       $ 32,754,560
                                                        ------------       -------------       ------------
     Comprehensive income
        Net income                                      $  3,838,059      $    3,850,607       $  3,636,713
        Other comprehensive income (loss)                  2,050,636          (2,050,636)                --
                                                       --------------      ---------------     -------------

        Comprehensive income                           $   5,888,695      $    1,799,971       $   3,636,713
     Issuance of common stock                                807,617          13,096,249             707,422
     Dividends on common stock                            (3,758,748)         (3,185,900)         (2,916,418)
                                                       -------------      --------------        ------------

    Balance, end of year                               $  48,830,161       $  45,892,597        $ 34,182,277
                                                        ============       =============        ============

The accompanying notes to consolidated financial statements are an integral part of these statements.



Delta Natural Gas Company, Inc. and Subsidiary Companies

Consolidated Statements of Capitalization

As of June 30,                                         2004             2003
                                                       ----             ----

Common Shareholders' Equity
   Common shares, par value $1.00 per share
     (Notes 4 and 5)
     Authorized 6,000,000 shares
     Issued and outstanding 3,200,715 and
         3,166,940 shares in 2004 and 2003,
         respectively                            $   3,200,715    $   3,166,940
   Premium on common shares                         44,236,128       43,462,433
   Capital stock expense                            (2,597,999)      (2,598,146)
   Accumulated other comprehensive loss                     --       (2,050,636)
   Retained earnings (Note 8)                        3,991,317        3,912,006
                                                --------------   --------------

      Total common shareholders' equity          $  48,830,161     $ 45,892,597
                                                 -------------     ------------

Long-Term Debt (Notes 8 and 9)
   Debentures, 6 5/8%, due 2023                  $  10,872,000     $ 11,051,000
   Debentures, 7.0%, due 2023                       20,000,000       20,000,000
   Debentures, 7.15%, due 2018                      23,827,000       23,972,000
                                                --------------    -------------

      Total debt                                 $  54,699,000     $ 55,023,000

   Less amounts due within one year,
     included in current liabilities                (1,650,000)      (1,650,000)
                                               ---------------   --------------

      Total long-term debt                       $  53,049,000    $  53,373,000
                                                 -------------    -------------

         Total capitalization                     $101,879,161    $  99,265,597
                                                  ============    =============


The accompanying notes to consolidated financial statements are an integral part of these statements.


DELTA NATURAL GAS COMPANY, INC. AND SUBSIDIARY COMPANIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



(1)  Summary of Significant Accounting Policies

     (a) Principles of Consolidation Delta Natural Gas Company, Inc. ("Delta" or "the Company") sells natural gas to approximately 40,000 customers on our distribution system in central and southeastern Kentucky. We have three wholly-owned subsidiaries. Delta Resources, Inc. ("Delta Resources") buys gas and resells it to industrial or other large use customers on Delta's system. Delgasco, Inc. buys gas and resells it to Delta Resources and to customers not on Delta's system. Enpro, Inc. owns and operates production properties and undeveloped acreage. All subsidiaries of Delta are included in the consolidated financial statements. Intercompany balances and transactions have been eliminated. Certain reclassifications have been made to prior-period amounts to conform to the 2004 presentation.

     (b) Cash Equivalents For the purposes of the Consolidated Statements of Cash Flows, all temporary cash investments with a maturity of three months or less at the date of purchase are considered cash equivalents.

     (c) Depreciation We determine the provision for depreciation using the straight-line method and by the application of rates to various classes of utility plant. The rates are based upon the estimated service lives of the properties and were equivalent to composite rates of 2.8%, 2.9% and 2.9% of average depreciable plant for 2004, 2003 and 2002, respectively.

     (d) Maintenance All expenditures for maintenance and repairs of units of property are charged to the appropriate maintenance expense accounts in the month incurred. A betterment or replacement of a unit of property is accounted for as an addition and retirement of utility plant. At the time of such a retirement, the accumulated provision for depreciation is charged with the original cost of the property retired.

     (e) Gas Cost Recovery We have a Gas Cost Recovery ("GCR") clause which provides for a dollar-tracker that matches revenues and gas costs and provides eventual dollar-for-dollar recovery of all gas costs incurred by the regulated segment and approved by the Kentucky Public Service Commission. We expense gas costs based on the amount of gas costs recovered through revenue. Any differences between actual gas costs and those estimated costs billed are deferred and reflected in the computation of future billings to customers using the GCR mechanism.

     (f) Revenue Recognition We record revenues as billed to our customers on a monthly meter reading cycle. At the end of each month, gas service which has been rendered from the latest date of each cycle meter reading to the month-end is unbilled. Revenue is shown net of excise taxes collected from customers.

     (g) Revenues and Customer Receivables We serve 40,000 customers in central and southeastern Kentucky. Revenues and customer receivables arise primarily from sales of natural gas to customers and from transportation services for others. Provisions for doubtful accounts are recorded to reflect the expected net realizable value of accounts receivable.

     (h) Use of Estimates The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (i) Rate Regulated Basis of Accounting Our regulated operations follow the accounting and reporting requirements of SFAS No. 71, "Accounting for the Effects of Certain Types of Regulation". The economic effects of regulation can result in a regulated company recovering costs from customers in a period different from the period in which the costs would be charged to expense by an unregulated enterprise. When this results, costs are deferred as assets in the consolidated balance sheet (regulatory assets) and recorded as expenses when such amounts are reflected in rates. Additionally, regulators can impose liabilities upon a regulated company for amounts previously collected from customers and for current collection in rates of costs that are expected to be incurred in the future (regulatory liabilities). The amounts recorded as regulatory assets and regulatory liabilities are as follows:

   Regulatory assets ($000)                                2004           2003
                                                           ----           ----

      Deferred gas cost                                   1,524         4,292
      Loss on extinguishment of debt                      2,257         2,386
      Rate case and gas audit expense                       152             --
                                                        ---------    ---------
          Total regulatory assets                         3,933         6,678
                                                        =======       =======

   Regulatory liabilities ($000)

      Accrued cost of removal on long-lived assets          784           715
      Regulatory liability for deferred income taxes        648           714
                                                        -------       -------
                                                          1,432         1,429
                                                          =====         =====

     We are currently earning a return on loss on extinguishment of debt and rate case expenses. Deferred gas costs are presented every three months to the Kentucky Public Service Commission for recovery in accordance with the gas cost recovery rate mechanism.

     (j) Impairment of Long-Lived Assets We evaluate long-lived assets for impairment when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. The determination of whether an impairment has occurred is based on an estimate of undiscounted future cash flows attributable to the assets, as compared with the carrying value of the assets. If an impairment has occurred, the amount of the impairment recognized is determined by estimating the fair value of the assets and recording a provision for an impairment loss if the carrying value is greater than the fair value. Until the assets are disposed of, their estimated fair value is re-evaluated when circumstances or events change. In the opinion of management, our long-lived assets are appropriately valued in the accompanying financial statements.


(2)  New Accounting Pronouncements

     In June, 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, entitled Accounting for Asset Retirement Obligations, and Delta adopted this statement effective July 1, 2002. Statement No. 143 addresses financial accounting for legal obligations associated with the retirement of long-lived assets. Upon adoption of this statement, as of July, 2002, we recorded $178,000 of asset retirement obligations in the balance sheet primarily representing the current estimated fair value of our obligation to plug oil and gas wells at the time of abandonment. Of this amount, $47,000 was recorded as incremental cost of the underlying property, plant and equipment. The cumulative effect on earnings of adopting this new statement was a charge to earnings of $88,000 (net of income taxes of $55,000), representing the cumulative amounts of depreciation and depletion expenses and changes in the asset retirement obligation due to the passage of time for historical accounting periods. The adoption of the new standard did not have a significant impact on income before cumulative effect of a change in accounting principle for the years ended June 30, 2004 and 2003. Pro forma net income and earnings per share have not been presented for the year ended June 30, 2002 because the pro forma application of Statement No. 143 to prior periods would result in pro forma net income and earnings per share not materially different from the actual amounts reported for those periods in the accompanying consolidated statements of income. We also have asset retirement obligations which have indeterminate settlement dates. These obligations, which relate to our gas wells and oil lines at our storage facility and compressor station sites, are not recorded until an estimated range of potential settlement dates is known, according to Statement No. 143. In accordance with established regulatory practices, we accrue costs of removal on long-lived assets through depreciation expense if we believe removal of the assets at the end of their useful life is likely even though such costs do not represent legal obligations, under Statement No. 143. In accordance with the provisions of Statement of Financial Accounting Standards No. 71, entitled Accounting for the Effects of Certain Types of Regulation, we have recorded approximately $784,000 and $714,000 of such accrued cost of removal as regulatory liabilities on the accompanying balance sheets as of June 30, 2004 and 2003, respectively.

     In January, 2003, the Financial Accounting Standards Board issued Interpretation No. 46, entitled Consolidation of Variable Interest Entities, which significantly changed the consolidation requirements for special purpose entities and other entities subject to its scope. We have no relationships with variable interest entities as defined by Interpretation No. 46; therefore, adoption of this Interpretation on December 31, 2003 had no impact on our financial position and results of operations.

     In May, 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, entitled Accounting for Certain
Financial Instruments with Characteristics of both Liabilities and Equity. Statement No. 150 was developed in response to concerns relating to classification in the consolidated balance sheet of certain financial instruments that have characteristics of both liabilities and equity. Statement No. 150 was effective July 1, 2003. There was no impact of implementation on our financial position and results of operations.

     In December, 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132 (Revised 2003), entitled Employers' Disclosure about Pensions and Other Postretirement Benefits. This Statement revises employers' disclosures about pension plans and other post-retirement benefit plans to present more information about the economic resources and obligations of such plans and also require certain disclosures in the financial statements for interim periods. We adopted the revised Statement No. 132 effective January 1, 2004. Since the Statement only addressed disclosure requirements, there was no impact of implementation on our financial position and results of operations. See Note 4(a) for the revised disclosures.


(3)   Income Taxes

     We provide for income taxes on temporary differences resulting from the use of alternative methods of income and expense recognition for financial and tax reporting purposes. The differences result primarily from the use of accelerated tax depreciation methods for certain properties versus the straight-line depreciation method for financial reporting purposes, differences in recognition of purchased gas cost and certain accruals which are not currently deductible for income tax purposes. Investment tax credits were deferred for certain periods prior to fiscal 1987 and are being amortized to income over the estimated useful lives of the applicable properties. We utilize the asset and liability method for accounting for income taxes, which requires that deferred income tax assets and liabilities are computed using tax rates that will be in effect when the book and tax temporary differences reverse. Changes in tax rates applied to accumulated deferred income taxes are not immediately recognized in operating results because of ratemaking treatment. A regulatory liability has been established to recognize the regulatory obligation to refund these excess deferred taxes through customer rates. The temporary differences which gave rise to the net accumulated deferred income tax liability for the periods are as follows:

                                             2004                   2003
                                             ----                   ----
Deferred Tax Liabilities
    Accelerated depreciation              $ 17,646,300           $ 14,841,007
    Deferred gas cost                          601,000              1,692,900
    Pension                                  1,365,400                    900
    Debt issuance expense                      780,400                582,800
    Other                                      279,900                      --
                                       ---------------      ------------------

       Total                              $ 20,673,000           $ 17,117,607
                                          ------------           ------------

Deferred Tax Assets
    Alternative minimum tax credits      $   1,601,789          $   1,408,945
    Regulatory liabilities                     255,600                282,100
    Investment tax credits                     128,700                143,800
    Other                                      719,300                662,131
                                       ---------------        ---------------

        Total                            $   2,705,389          $   2,496,976
                                         -------------          -------------

         Net accumulated deferred
           income tax liability           $ 17,967,611           $ 14,620,631
                                          ============           ============


The components of the income tax provision are comprised of the following for the years ended June 30:

                                               2004               2003                2002
                                               ----               ----                ----
Components of Income Tax Expense
    Current
       Federal                          $     (14,100)      $    258,700       $    776,200
       State                                  484,900              64,200           296,100
                                        -------------      --------------     -------------
          Total                          $    470,800       $    322,900        $ 1,072,300
    Deferred                                1,873,700          2,074,657          1,159,400
    Deferred investment tax credits             15,100             15,800             17,800
                                        --------------     --------------     --------------
          Income tax expense              $ 2,359,600        $ 2,413,357        $ 2,249,500
                                          ===========        ===========        ===========

     Reconciliation of the statutory federal income tax rate to the effective income tax rate is shown in the table below:
                                                2004        2003          2002
                                                ----        ----          ----

Statutory federal income tax rate               34.0%       34.0%         34.0 %
State income taxes, net of federal benefit       5.3         5.2          5.3
Amortization of investment tax credits          (0.6)       (0.6)        (0.8)
Other differences, net                          (0.3)       (0.3)        (0.2)
                                             --------    --------       -------

     Effective income tax rate                  38.4%       38.3%        38.3 %
                                              =======     =======       =======


(4)  Employee Benefit Plans

     (a) Defined Benefit Retirement Plan We have a trusteed, noncontributory, defined benefit pension plan covering all eligible employees. Retirement income is based on the number of years of service and annual rates of compensation. The Company makes annual contributions equal to the amounts necessary to fund the plan adequately.

     Effective April 1, 2002, our Board of Directors adopted a plan amendment which enhanced the formula for benefits paid under our Company's Defined Benefit Retirement Plan. In September, 2002, our Board of Directors approved an amendment to the Plan effective November 1, 2002. The plan amendment reduced the formula for benefits paid under the plan for future service and restricted participants from taking lump-sum distributions from the plan.

     Our obligations and the funded status of our plan, measured at March 31, are as follows:



                                                               2004                         2003
                                                               ----                         ----
Change in Benefit Obligation
    Benefit obligation at beginning of year              $   9,214,925                  $ 10,681,119
    Service cost                                               662,770                       601,607
    Interest cost                                              557,183                       636,649
    Amendments                                                      --                    (2,807,300)
    Actuarial loss                                              87,936                       692,436
    Benefits paid                                             (255,758)                     (589,586)
                                                          ------------                  ------------
    Benefit obligation at end of year                     $ 10,267,056                  $  9,214,925
                                                          ------------                  ------------



Change in Plan Assets
    Fair value of plan assets at beginning of year        $  8,310,322                  $  9,219,679
    Actual return (loss) on plan assets                      1,645,573                    (1,198,684)
    Employer contribution                                      749,929                       878,913
    Benefits paid                                             (255,758)                     (589,586)
                                                        --------------                --------------
    Fair value of plan assets at end of year               $10,450,066                  $  8,310,322
                                                           -----------                  ------------

    Funded status                                        $     183,010                 $    (904,603)
    Unrecognized net actuarial loss                          3,709,444                     4,858,741
    Unrecognized prior service cost                         (1,198,303)                   (1,284,482)
                                                         -------------                --------------

         Net amount recognized                           $   2,694,151                  $  2,669,656
                                                         =============                  ============

         Amounts recognized in the statement of
financial position consist of:


Prepaid benefit cost                                     $   2,694,151                  $        --
Accrued benefit cost                                                --                      (716,780)
Accumulated other comprehensive income                              --                     3,386,436
                                                         -------------                   ------------

Net amount recognized                                    $   2,694,151                   $ 2,669,656
                                                         =============                   ===========



Projected benefit obligation                              $ 10,267,056                  $  9,214,925
Accumulated benefit obligation                           $   9,932,355                  $  9,027,102
Fair value of plan assets                                 $ 10,450,066                  $  8,310,322


     The pre-tax   increase  (decrease)  in minimum  liability  included in other comprehensive  income  for  2004  and  2003  was  ($3,386,436)  and  $3,386,436,
respectively.

                                                   2004          2003           2002
                                                   ----          ----           ----
Components of  Net Periodic Benefit Cost
    Service cost                                $  662,770     $  601,607     $ 518,496
    Interest cost                                  557,183        636,649       657,125
    Expected return on plan assets                (670,823)      (756,731)     (755,307)
    Amortization of unrecognized net loss          262,483         61,873        36,528
    Amortization of prior service cost             (86,179)        (8,198)      (29,262)
                                               ------------ -------------   -----------
         Net periodic benefit cost              $  725,434     $  535,200     $ 427,580
                                                ==========     ==========     =========

Weighted-Average Assumptions Used to
Determine Benefit Obligations
    Discount rate - pre-retirement                   6.00%         6.25%         7.50%
    Discount rate - post-retirement                 5.75%          5.75%         5.71%
    Rate of compensation increase                    4.00%         4.00%         4.00%

Weighted-Average Assumptions Used to
Determine Net Periodic Benefit Cost
    Discount rate - pre-retirement                   6.25%         7.50%         7.75%
    Discount rate - post-retirement                  5.75%         5.71%         5.34%
    Expected long-term return on plan assets         8.00%         8.00%         8.00%
    Rate of compensation increase                    4.00%         4.00%         4.00%

     Our expected long-term rate of return on pension plan assets is based on our targeted asset allocation assumption of approximately 60 percent equity investments and approximately 40 percent fixed income investments.


Plan Assets

     Our pension plan weighted-average asset allocations as of the plan's measurement date (March 31) by asset category are as follows:

                                       2004                  2003
                                       ----                  ----

        Equity securities                 69%                  54%
        Debt securities                   24                   35
        Other                              7                   11
                                       -----                 ----
                                         100%                 100%
                                         ===                  ===

     Our equity investment target of approximately 60 perccent includes allocations to domestic, international and emerging markets managers. Our asset allocation is designed to achieve a moderate level of overall portfolio risk in keeping with our desired risk objective. We regularly review our asset allocation and periodically rebalance our investments to our targeted allocation as appropriate.

     We expect to contribute $798,000 to the pension plan in 2005.

     The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

         2005                                $    120,000
         2006                                     130,000
         2007                                     175,000
         2008                                     230,000
         2009                                     305,000
         years 2010 - 2014                      2,650,000

     The Statement of Financial Accounting Standards No. 106, entitled Employers' Accounting for Postretirement Benefits, and the Statement of Financial Accounting Standards No. 112, entitled Employers' Accounting for Postemployment Benefits, do not affect us as we do not provide postretirement or postemployment benefits other than the pension plan for retired employees.

     (b) Employee Savings Plan We have an Employee Savings Plan ("Savings Plan") under which eligible employees may elect to contribute a portion of their annual compensation up to the maximum amount permitted by law. Through June 30, 2004, the Company matched 50% of the employee's contribution up to a maximum Company contribution of 2.5% of the employee's annual compensation. For 2004, 2003, and 2002, Delta's Savings Plan expense was $167,800, $158,900 and $165,500, respectively. Effective July 1, 2004, the Company will match 100% of the employee's contribution up to a maximum Company contribution of 3.5% of the employee's annual compensation.

     (c) Employee Stock Purchase Plan We had an Employee Stock Purchase Plan ("Stock Plan") under which qualified permanent employees were eligible to participate. Under the terms of the Stock Plan, such employees could contribute on a monthly basis 1% of their annual salary level (as of July 1 of each year) to be used to purchase Delta's common stock. We issued Delta common stock, based upon the fiscal year contributions, using an average of the high and low sale prices of Delta's stock as quoted in NASDAQ's National Market System on the last business day in June and matched those shares so purchased. Our expenses for the matching shares granted under the stock plan were $59,000, $53,000, and $52,000 for the three years ended June 30, 2004, respectively. Therefore, stock with an equivalent market value of $118,000 was issued in July, 2004. Our Board discontinued the Stock Plan as of July 1, 2004.


(5)  Dividend Reinvestment and Stock Purchase Plan

     Our Dividend Reinvestment and Stock Purchase Plan ("Reinvestment Plan") provides that shareholders of record can reinvest dividends and also make limited additional investments of up to $50,000 per year in shares of common stock of the Company. Under the Reinvestment Plan we issued 29,129, 30,821 and 28,506 shares in 2004, 2003 and 2002, respectively. We registered 150,000 shares for issuance under the Reinvestment Plan in December, 2000, and as of June 30, 2004 there were 46,316 shares still available for issuance.


(6)  Note Receivable From Officer

     Delta's note receivable from an officer on the accompanying balance sheet relates to a $160,000 loan made to Glenn R. Jennings, our President and Chief Executive Officer. The loan, secured by real estate owned by Jennings, bears interest at 6%, which Jennings pays monthly. Delta forgives $2,000 of the principal amount for each month of service Jennings completes. The outstanding balance on this loan was $110,000 as of June 30, 2004. In the event Jennings terminates his employment with Delta other than due to a change in control, or Jennings' employment is terminated for cause or as a result of his disability or death, the loan will become immediately due and payable.


(7)  Notes Payable and Line of Credit

     The current available line of credit with Branch Banking and Trust Company is $40,000,000, of which $4,738,000 and $1,031,000 were borrowed having a weighted average interest rate of 3.14% and 3.07% as of June 30, 2004 and 2003, respectively. The maximum amount borrowed during 2004 and 2003 was $19,034,000 and $30,690,000, respectively. The interest on this line is determined monthly at the London Interbank Offered Rate plus 1% on the used line of credit. The cost of the unused line of credit is 0.30%. We expect to renew the current line of credit during October, 2004.

 (8)  Long-Term Debt

     In February, 2003 we issued $20,000,000 of 7.00% Debentures that mature in February, 2023. Redemption of up to $25,000 annually will be made on behalf of deceased holders, up to an aggregate of $400,000 annually for all deceased beneficial owners. The 7.00% Debentures can be redeemed by us beginning in February, 2007 at a 2% premium, such premium declining ratably until it ceases in February, 2009.

     In March, 1998 we issued $25,000,000 of 7.15% Debentures that mature in March, 2018. Redemption of up to $25,000 annually will be made on behalf of deceased holders within 60 days of notice, subject to an annual aggregate $750,000 limitation. The 7.15% Debentures can be redeemed by us with no premium.

     In October, 1993 we issued $15,000,000 of 6 5/8% Debentures that mature in October, 2023. Each holder may require redemption of up to $25,000 annually, subject to an annual aggregate limitation of $500,000. Such redemption will also be made on behalf of deceased holders within 60 days of notice, subject to the annual aggregate $500,000 limitation. The 6 5/8% Debentures can be redeemed by us with no premium.

     In February, 2003, we redeemed $14,806,000 aggregate principal amount of 8.30% Debentures due 2026.

     Debt issuance expenses are deferred and amortized over the terms of the related debt. Loss on extinguishment of debt of $2,257,000 has been deferred and is being amortized over the term of the related debt consistent with regulatory treatment.

     We amortize debt issuance expenses over the life of the related debt on a straight-line basis, which approximates the effective yield method.

     Our line of credit agreement and the indentures relating to all of our publicly held debentures contain defined "events of default" which, among other things, can make the obligation immediately due and payable. Of these, we consider the following covenants to be most significant:

o Dividend payments cannot be made unless consolidated shareholders' equity of the Company exceeds $25,800,000 (thus no retained earnings were restricted); and

o We may not assume any additional mortgage indebtedness in excess of $2,000,000 without effectively securing all debentures equally to such additional indebtedness.

     Furthermore, a default on the performance on any single obligation incurred in connection with our borrowings simultaneously creates an event of default with the line of credit and all of the debentures. We were not in default on any of our line of credit or debenture agreements during any period presented.


(9)  Fair Values of Financial Instruments

     The fair value of our Debentures is estimated using discounted cash flow analysis, based on our current incremental borrowing rates for similar types of borrowing arrangements. The fair value of our Debentures at June 30, 2004 and 2003 was estimated to be $55,758,000 and $59,596,000, respectively. The carrying amount in the accompanying consolidated financial statements as of June 30, 2004 and 2003 is $54,699,000 and $55,023,000, respectively.

     The  carrying  amount of our other  financial  instruments  including  cash
equivalents,   accounts  receivable,   notes  receivable  and  accounts  payable
approximate their fair value.


(10)  Operating Leases

     Our operating leases relate primarily to well and compressor station site leases. Rental expense under long-term operating leases was $87,000, $90,000 and $74,000 for the three years ending June 30, 2004, 2003 and 2002, respectively.

(11)  Commitments and Contingencies

     We have entered into individual employment agreements with our five officers. The agreements expire or may be terminated at various times. The agreements provide for continuing monthly payments or lump sum payments and continuation of specified benefits over varying periods in certain cases following defined changes in ownership of the Company. In the event all of these agreements were exercised in the form of lump sum payments, approximately $2.9 million would be paid in addition to continuation of specified benefits for up to five years.


(12)   Rates

     The Kentucky Public Service Commission exercises regulatory authority over our retail natural gas distribution and our transportation services. The Kentucky Public Service Commission regulation of our business includes setting the rates we are permitted to charge our retail customers and our transportation customers.

     We monitor our need to file requests with the Kentucky Public Service Commission for a general rate increase for our retail gas and transportation services. Through these general rate cases, we are able to adjust the sales prices of our retail gas we sell to and transport for our customers.

     On April 5, 2004, we filed a general rate case with the Kentucky Public Service Commission. This filing requested an annual increase in revenues of $4,277,000, an increase of 7.4%. In accordance with normal practices the Commission suspended the proposed rates until October 4, 2004 and a hearing was held on August 18, 2004. We cannot predict the outcome of this proceeding.

     The Kentucky Public Service Commission has also approved a gas cost recovery clause, which permits us to adjust the rates charged to our customers to reflect changes in our natural gas supply costs. Although we are not required to file a general rate case to adjust rates pursuant to the gas cost recovery clause, we are required to make quarterly filings with the Kentucky Public Service Commission.

     During July, 2001, the Kentucky Public Service Commission required an independent audit of our gas procurement activities and the gas procurement activities of four other Kentucky gas distribution companies as part of its investigation of increases in wholesale natural gas prices and their impact on customers. The Kentucky Public Service Commission indicated that Kentucky distributors had generally developed sound planning and procurement procedures for meeting their customers' natural gas requirements and that these procedures had provided customers with reliable supplies of natural gas at reasonable costs. The Kentucky Public Service Commission noted the events of the 2000-2001 heating season, including changes in natural gas wholesale markets. It required the auditors to evaluate distributors' gas planning and procurement strategies in light of the recent more volatile wholesale markets, with a primary focus on a balanced portfolio of gas supply that balances cost issues, price risk and reliability. The auditors were selected by the Kentucky Public Service Commission. The final audit report, dated November 15, 2002, contains 16 procedural and reporting-related recommendations in the areas of gas supply planning, organization, staffing, controls, gas supply management, gas transportation, gas balancing, response to regulatory change and affiliate relations. The report also addresses several general areas for the five gas distribution companies involved in the audit, including Kentucky natural gas price issues, hedging, gas cost recovery mechanisms, budget billing, uncollectible accounts and forecasting. We believe that implementation of the recommendations will not result in a significant impact on our financial position or results of operations. We are required to file periodic reports as to the status of our implementation of the recommendations. On July 26, 2004, the Kentucky Public Service Commission notified us that fourteen of the sixteen recommendations are considered completed. Our next progress report is to be filed by October 22, 2004.

     In addition to regulation by the Kentucky Public Service Commission, we may obtain non-exclusive franchises from the cities and communities in which we operate authorizing us to place our facilities in the streets and public grounds. No utility may obtain a franchise until it has obtained approval from the Kentucky Public Service Commission to bid on a local franchise. We hold franchises in four of the cities and seven of the communities we serve. In the other cities and communities we serve, either our franchises have expired, the communities do not have governmental organizations authorized to grant franchises, or the local governments have not required or do not want to offer a franchise. We attempt to acquire or reacquire franchises whenever feasible.

     Without a franchise, a local government could require us to cease our occupation of the streets and public grounds or prohibit us from extending our facilities into any new area of that city or community. To date, the absence of a franchise has caused no adverse effect on our operations.


(13)  Operating Segments

     Our Company has two segments: (i) a regulated natural gas distribution, transmission and storage segment, and (ii) a non-regulated segment which participates in related ventures, consisting of natural gas marketing and production. The regulated segment serves residential, commercial and industrial customers in the single geographic area of central and southeastern Kentucky. Virtually all of the revenue recorded under both segments comes from the sale or transportation of natural gas. Price risk for the regulated business is mitigated through our Gas Cost Recovery Clause, approved quarterly by the Kentucky Public Service Commission. Price risk for the non-regulated business is mitigated by efforts to balance supply and demand. However, there are greater risks in the non-regulated segment because of the practical limitations on the ability to perfectly predict our demand. In addition, we are exposed to price risk resulting from changes in the market price of gas and uncommitted gas volumes of our non-regulated companies.

     The  segments  follow the same  accounting  policies  as  described  in the
Summary of Significant Accounting Policies in Note 1 of the Notes to Consolidated Financial Statements. Intersegment revenues and expenses consist of intercompany revenues and expenses from the sale and purchase of gas as well as intercompany gas transportation services. Effective January 1, 2002, the non-regulated segment discontinued the practice of selling gas to the regulated segment. This led to a decline in intersegment revenues and expenses for 2003. Intersegment transportation revenue and expense is recorded at our tariff rates. Transfer pricing for sales of gas between segments was at cost. Operating expenses, taxes and interest are allocated to the non-regulated segment.

     Segment information is shown below for the periods:



 ($000)                                            2004                2003               2002
                                                   ----                ----               ----
Operating Revenues
      Regulated
         External customers                       52,103              47,769             40,370
         Intersegment                              3,247               3,131              3,050
                                               ---------            --------            -------
              Total regulated                     55,350              50,900             43,420
      Non-regulated
         External customers                       27,091              20,611             15,500
         Intersegment                                   --                 --             1,691
                                             -------------       ------------         ---------
              Total non-regulated                 27,091              20,611             17,191
      Eliminations for intersegment               (3,247)             (3,131)            (4,741)
                                               ----------           --------          ---------
              Total operating revenues            79,194              68,380             55,870
                                                ========             =======           ========

Operating Expenses
      Regulated
         Purchased gas                            30,947              26,595             19,743
         Depreciation                              4,302               4,163              3,964
         Income taxes                              1,402               1,395              1,599
         Other                                    12,007              11,823             10,743
                                                --------             -------           --------
              Total regulated                     48,658              43,976             36,049
                                                --------             -------           --------
      Non-regulated
         Purchased gas                            21,026              14,397             10,355
         Depreciation                                130                 150                117
         Income taxes                                958                 963                651
         Other                                     3,495               3,499              5,038
                                               ---------           ---------          ---------
              Total non-regulated                 25,609              19,009             16,161
      Eliminations for intersegment               (3,247)             (3,131)            (4,741)
                                               ---------            --------          ---------
              Total operating expenses            71,020              59,854             47,469
                                                ========            ========           ========

Other Income and Deductions, Net
      Regulated                                       61                  48                 17
      Non-regulated                                   --                 --                  --
                                             -------------       -------------      -------------

             Total other income and
                 deductions                           61                 48                  17
                                             ============        ===========        ============

Interest Charges
      Regulated                                    4,409               4,624              4,768
      Non-regulated                                  (13)                 11                 25
      Eliminations for intersegment                   --                  --                 (11)
                                             -----------       --------------       ------------
             Total interest charges                4,396               4,635              4,782
                                               =========          ==========         ==========





Net Income
      Regulated                                    2,344               2,348              2,621
      Non-regulated                                1,494               1,503              1,016
                                               ---------          ----------         ----------
              Total net income                     3,838               3,851              3,637
                                               =========          ==========         ==========

Assets
      Regulated                                  135,084             130,937            125,086
      Non-regulated                                3,288               2,350              2,055
                                               ---------           ---------         ----------
             Total assets                        138,372             133,287            127,141
                                                 =======             =======           ========

Capital Expenditures
      Regulated                                    8,957               8,827              9,741
      Non-regulated                                    2               12                    7
                                              -------------      ------------       -----------
             Total capital expenditures            8,959               8,839              9,748
                                               =========           =========         ==========


(14)     Quarterly Financial Data (Unaudited)

     The quarterly data reflects, in the opinion of management, all normal recurring adjustments necessary to present fairly the results for the interim periods.


                                                                               Basic and
                                                                            Diluted Earnings
                                                                             (Loss) per
                                                          Income(Loss)      Common Share
                                                           Cumulative         Cumulative                              Basic and
                                                         Effect of a         Effect of a                                Diluted
                                       Principle           Change In          Change In                             Earnings (loss)
                        Operating        Operating        Accounting         Accounting         Net Income           per Common
  Quarter Ended         Revenues          Income           Principle         Principle(a)        (Loss)                Share(a)
  -------------         --------          ------         ------------       -------------       ------------          ---------

Fiscal 2004

September 30           $ 10,137,842     $ 217878       $    (863,725)      $     (.27)      $    (863,725)              $(.27)

December 31              16,828,444     1,534,667            409,027              .13             409,027                 .13

March 31                 35,587,614     4,884,292          3,794,193             1.19           3,794,193                1.19

June 30                  16,639,714     1,536,467            498,564              .16             498,564                .16

Fiscal 2003

September 30          $   7,153,282     $ 231,609       $    (902,877)      $       (.36)      $  (991,247)              $(.39)

December 31              15,501,819     1,850,943             692,765                .27           692,765                 .27

March 31                 31,217,192     5,478,145           4,258,292               1.66         4,258,292                1.66

June 30                  14,507,970       965,669            (109,203)              (.08)         (109,203)               (.08)




(a) Quarterly earnings per share may not equal annual earnings per share due to changes in shares outstanding.




                                                                                             SCHEDULE II


                        DELTA NATURAL GAS COMPANY, INC. AND SUBSIDIARY COMPANIES
                                       VALUATION AND QUALIFYING ACCOUNTS
                             FOR THE YEARS ENDED JUNE 30, 2004,  2003, AND 2002


           Column A                 Column B                  Column C                   Column D         Column E
                                                              Additions                 Deductions
                                                                      Charged to
                                   Balance at       Charged to      Other Accounts   Amounts Charged
                                  Beginning of       Costs and       -Recoveries           Off           Balance at
Description                          Period          Expenses                            Or Paid       End of Period

Deducted From the Asset to
Which it Applies - Allowance
for doubtful accounts for the
years ended:

June 30, 2004                   $    350,000      $    391,360      $    65,844       $  507,204         $   300,000
June 30, 2003                   $    165,000      $    536,910      $     63,351      $   415,261        $   350,000
June 30, 2002                   $    575,000      $    153,074      $     63,832      $   626,906        $   165,000




                                                                                                          EXHIBIT 12


                                             DELTA NATURAL GAS COMPANY, INC. AND SUBSIDIARY COMPANIES
                                                 COMPUTATION OF THE CONSOLIDATED RATIO OF EARNINGS
                                                                 TO FIXED CHARGES



                                       2004              2003               2002               2001               2000
                                       ----              ----               ----               ----               ----

Earnings
  Net income                         $3,838,059        $3,850,607         $3,636,713         $3,635,895         $3,464,858
  Provisions for income
    taxes                             2,359,600         2,413,357          2,249,500          2,232,500          2,068,500
  Fixed charges                       4,424,777         4,665,030          4,806,457          5,140,965          4,777,031
                                      ---------         ---------          ---------          ---------          ---------

       Total                        $10,622,436       $10,928,994        $10,692,670        $11,009,360        $10,310,389
                                    ===========       ===========        ===========        ===========        ===========


Fixed Charges
  Interest on debt                   $4,158,988        $4,441,037         $4,620,597         $4,955,805        $ 4,593,571
  Amortization of debt
    expense                             236,789           193,993            161,160            161,160            161,160
  One third of rental
    expense                              29,000            30,000             24,700             24,000             22,300
                                         ------         ---------          ---------          ---------           --------

       Total                         $4,424,777        $4,665,030         $4,806,457         $5,140,965        $ 4,777,031
                                     ==========        ==========         ==========         ==========        ===========


Ratio of earnings to
  fixed charges                           2.40x             2.34x              2.22x              2.14x              2.16x



                                                                  EXHIBIT 21


                      Subsidiaries of the Registrant



     Delgasco, Inc., Enpro, Inc. and Delta Resources, Inc. are wholly-owned subsidiaries of the Registrant, are incorporated in the state of Kentucky and do business under their corporate names.

                                                                EXHIBIT 23



             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the incorporation by reference in Registration Statement No. 333-104301 of Delta Natural Gas Company, Inc. on Form S-2 of our report dated August 13, 2004 (which expresses an unqualified opinion on the Company's consolidated financial statements and includes an explanatory paragraph referring to the Company's change effective July 1, 2002 in its accounting for asset retirement obligations), related to the consolidated financial statements of Delta Natural Gas Company, Inc. appearing in this Annual Report on Form 10-K for the year ended June 30, 2004.



DELOITTE & TOUCHE LLP

Cincinnati, Ohio
September 3, 2004

                                                               Exhibit 31.1


                         CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

                 PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002


I, Glenn R. Jennings, certify that:

1. I have reviewed this annual report on Form 10-K of Delta Natural Gas Company, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrants as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

     a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's Board of Directors (or persons performing the equivalent functions):

     a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

     b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.


Date:    September 3, 2004


By:      /s/Glenn R. Jennings
         ------------------------------
         Glenn R. Jennings
         President and Chief Executive Officer

                                                               Exhibit 31.2


                         CERTIFICATION OF THE CHIEF FINANCIAL OFFICER

                PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002


I, John F. Hall, certify that:


1. I have reviewed this annual report on Form 10-K of Delta Natural Gas Company, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrants as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

     a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's Board of Directors (or persons performing the equivalent functions):

     a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

     b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.




Date:    September 3, 2004


By:      /s/John F. Hall
         ----------------------------
         John F. Hall
         Vice President - Finance, Secretary and Treasurer

                                                              Exhibit 32.1


                                   CERTIFICATION PURSUANT TO
                                    18 U.S.C. SECTION 1350,
                                    AS ADOPTED PURSUANT TO
                          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Delta Natural Gas Company, Inc. on Form 10-K for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Glenn R. Jennings, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Delta Natural Gas Company, Inc.




/s/Glenn R. Jennings
----------------------------
Glenn R. Jennings
President and Chief Executive Officer

September 3, 2004

                                                            Exhibit 32.2


                                CERTIFICATION PURSUANT TO
                                  18 U.S.C. SECTION 1350,
                                  AS ADOPTED PURSUANT TO
                    SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Delta Natural Gas Company, Inc. on Form 10-K for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John F. Hall, Vice President - Finance, Secretary and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Delta Natural Gas Company, Inc.







/s/John F. Hall
-------------------------------
John F. Hall
Vice President - Finance, Secretary and Treasurer

September 3, 2004

Directors & Officers

Board of Directors

Donald R. Crowe (a)
Retired Senior Analyst
Department of Insurance
Commonwealth of Kentucky
Lexington, Kentucky

Jane H. Green (a)
Retired Vice President-
Human Resources and
Corporate Secretary

Lanny D. Greer (b)
Chairman of the Board and President
First National Financial
Corporation and First National Bank
(commercial banking)
Manchester, Kentucky

Billy Joe Hall (b)
Investment Broker
LPL Financial Services
(general brokerage services)
Mount Sterling, Kentucky

Glenn R. Jennings (c)
Vice Chairman of the Board, President
and Chief Executive Officer

Michael J. Kistner (b)
Consultant
MJK  Consultants
(financial consulting)
Pewee Valley, Kentucky

Lewis N. Melton (a)
Professional Engineer
Secretary
Vaughn & Melton, Inc.
(consulting engineering)
Middlesboro, Kentucky

Harrison D. Peet (c)
Chairman of the Board
Retired President
and Chief Executive Officer


Arthur E. Walker, Jr. (a)(c)
President
The Walker Company
(general and highway construction)
Mount Sterling, Kentucky


Michael R. Whitley (b)
Retired Vice Chairman of the Board,
President and Chief Operating Officer
LG & E Energy Corp.
(diversified utility)
Louisville, Kentucky


(a) Member of Nominating and Compensation Committee
(b) Member of Audit Committee
(c) Member of Executive Committee

Officers

John B. Brown
Controller

Johnny L. Caudill
Vice President-
Administration and Customer Service

John F. Hall
Vice President-
Finance, Secretary and Treasurer

Alan L. Heath
Vice President-
Operations and Engineering

Glenn R. Jennings
President and Chief Executive Officer

Corporate Information

Shareholders' Inquiries

Communications regarding stock transfer requirements, lost certificates, changes of address or other items may be directed to Computershare Investor Services, LLC, the Transfer Agent and Registrar. Communications regarding dividends, the above items or any other shareholder inquiries may be directed to: Emily P. Bennett, Director - Corporate Services, Delta Natural Gas Company, Inc., 3617 Lexington Road, Winchester, Kentucky 40391, e-mail: ebennett@deltagas.com.

---------------------


Independent Public Accountants
Deloitte & Touche LLP
Suite 1900
250 East Fifth Street
Cincinnati, Ohio  45202

Trustee and Interest Paying Agents for Debentures
6 5/8% due 2023

JP Morgan, N.A.
614 West Main Street
Louisville, KY  40202

7.15% due 2018; 7% due 2023

The Bank of New York Trust Company, N.A.
525 Vine Street, Suite 900
Cincinnati, OH  45202


Disbursement Agent, Transfer Agent and Registrar for Common Shares; Dividend Reinvestment and Stock Purchase Plan Administrator and Agent Computershare Investor Services, LLC
2 North LaSalle Street
Chicago, IL  60602
1-888-294-8217

2004 Annual Report

This annual report and the financial statements contained herein are submitted to the shareholders of the Company for their general information and not in connection with any sale or offer to sell, or solicitation of any offer to buy, any securities.


2004 Annual Meeting

The annual meeting of shareholders of the Company will be held at the General Office of the Company in Winchester, Kentucky on November 18, 2004, at 10:00 a.m. Proxies for the annual meeting will be requested from shareholders when notice of meeting, proxy statement and form of proxy are mailed on or about October 11, 2004.


Dividend Reinvestment and Stock Purchase Plan

This plan provides shareholders of record with a convenient way to acquire additional shares of the Company's common stock without paying brokerage fees. Participants may reinvest their dividends and make optional cash payments to acquire additional shares. Computershare Investor Services, LLC administers the Plan and is the agent for the participants. For more information, inquiries may be directed to Emily P. Bennett, Director-Corporate Services, Delta Natural Gas Company, Inc., 3617 Lexington Road, Winchester, Kentucky 40391, e-mail: ebennett@deltagas.com.